                                                                     Exhibit 2.1


                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION


         This Agreement and Plan of Merger and Reorganization (this "AGREEMENT"), dated as of November 2, 2000, is by and among Sonus Networks, Inc., a Delaware corporation ("BUYER"); Storm Merger Sub, Inc., a Texas corporation that is a wholly owned subsidiary of BUYER ("MERGER SUB"); and telecom technologies, inc., a Texas corporation (the "COMPANY").

         WHEREAS, the parties desire that Merger Sub be merged with and into the Company, subject to the terms and conditions set forth in this Agreement; and

         WHEREAS, BUYER and certain stockholders of the Company have entered into a Voting Agreement, dated as of the date hereof (the "VOTING AGREEMENT"), pursuant to which such stockholders have agreed to vote, and have issued a contingent proxy to BUYER to vote, in favor of, or execute a written consent with respect to, the transactions contemplated hereby at any stockholder meetings called for such purpose.

         NOW, THEREFORE, in consideration of the mutual promises and agreements set forth in this Agreement, the parties hereto hereby agree as follows:

         Certain terms used in this Agreement are defined in Section 17.

         1. CLOSING. Subject to the other provisions of this Agreement, a closing (the "CLOSING") will be held at the offices of Bingham Dana LLP, 150 Federal Street, Boston, Massachusetts 02110, as soon as is reasonably practicable following satisfaction or waiver of the conditions set forth in Sections 11 through 13 (the date on which the Closing actually occurs shall be referred to as the "CLOSING DATE"). On the Closing Date, Merger Sub and the Company will execute the Articles of Merger (the "ARTICLES OF MERGER") substantially in the form of the attached EXHIBIT 1 and file it with the Texas Secretary of State, in order to cause the merger of Merger Sub with and into the Company (the "MERGER") to be effected in accordance with the laws of the State of Texas. The Merger will be effective under the Texas Business Corporation Act ("TBCA") upon the filing of the Articles of Merger with the Secretary of State of the State of Texas and the issuance of a certificate of merger by the Secretary of State of the State of Texas (or such later time as may be agreed by BUYER and the Company, as specified in the Articles of Merger and in accordance with the provisions of the applicable law of Texas) (the "EFFECTIVE TIME"). For all purposes, all of the document deliveries and other actions to occur at the Closing will be conclusively presumed to have occurred at the same time, immediately before the Effective Time.

         2. EFFECT OF MERGER. At the Effective Time, automatically and without further action:

         2.1. SURVIVING CORPORATION. Merger Sub will be merged with and into the Company and the separate existence of Merger Sub will cease. The Company will continue in existence as the surviving corporation in the Merger (the "SURVIVING CORPORATION"). The Merger shall have further effects as set forth in the TBCA. All right, title and interest to all real estate and other property owned by the Company and Merger Sub shall be allocated to and vest in the Surviving Corporation. All liabilities and obligations of the Company and Merger Sub shall be allocated to the Surviving Corporation.

         2.2. ARTICLES OF INCORPORATION. At the Effective Time, the Articles of Incorporation of the Merger Sub shall be the Articles of Incorporation of the Surviving Corporation and read in their entirety as set forth on EXHIBIT 2.2.

         2.3. BY-LAWS. At the Effective Time, the by-laws of the Merger Sub shall be the by-laws of the Surviving Corporation and read in their entirety as set forth on EXHIBIT 2.3.

         2.4. DIRECTORS AND OFFICERS. From and after the Effective Time, the members of the Board of Directors of the Surviving Corporation will consist of the members of the Board of Directors of Merger Sub as of immediately prior to the Effective Time, and the officers of the Surviving Corporation shall be the officers of the Company as of immediately prior to the Effective Time, each such person to hold office, subject to the applicable provisions of the Restated Articles of Incorporation and the by-laws of the Surviving Corporation, as amended and restated in each case, until the next annual meeting of directors or stockholders, as the case may be, of the Surviving Corporation and until his or her successor will be duly elected or appointed and will duly qualify.

         2.5. CONVERSION OF COMPANY COMMON STOCK.

                  (a) COMPANY COMMON STOCK. Each share of the Company's Class A common stock, no par value (the "COMPANY CLASS A COMMON STOCK") and each share of the Company's Class B common stock, no par value (the "COMPANY CLASS B COMMON STOCK," and together with the Company Class A Common Stock, the "COMPANY COMMON STOCK"), issued and outstanding immediately prior to the Effective Time (other than any Dissenting Shares (as defined in Section 2.7) and other than any shares held directly or indirectly by BUYER or the Company or any of their respective Subsidiaries) will be converted into and become the right to receive such number of shares of BUYER Common Stock as is equal to the Exchange Ratio (as defined in Section 17.1), subject to adjustment as provided in Section 2.5(b) and to the payment of cash in lieu of the issuance of fractional shares as provided in
Section 3.6.

                  (b) ADJUSTMENT OF EXCHANGE RATIO. In the event that, subsequent to the date of this Agreement but prior to the Effective Time, the shares of BUYER Common Stock or Company Common Stock issued and outstanding as of the date of this Agreement are increased, decreased, or changed into or exchanged for a different number or kind of shares or securities through reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar changes in BUYER's or the Company's capitalization, then an appropriate and proportionate adjustment will be made to the Exchange Ratio so that each holder of Company Common Stock immediately before the Effective Time will receive pursuant to this Section 2.5: (i) in the event of any such change with respect to Company Common Stock, that number of shares of BUYER Common Stock that such holder would have received if such change had never occurred and (ii) in the event of any such change with respect to BUYER Common Stock, that number of shares of BUYER Common Stock that such holder would have received as a result of such change if such change had occurred immediately after the Effective Time (and such holders were treated for purposes of such change as holders of BUYER Common Stock).

         2.6. CANCELLATION OF TREASURY STOCK, ETC. At the Effective Time, each share of Company Common Stock held directly or indirectly by BUYER or the Company or any of their respective Subsidiaries will be canceled and will cease to exist, and no payment will be made with respect thereto.

         2.7. DISSENTING SHARES. Each share of Company Common Stock that, immediately prior to the Effective Time, was held by any person who has duly exercised the appraisal rights afforded to dissenting stockholders pursuant to Sections 5.11 and 5.12 of the TBCA (such shares, collectively, "DISSENTING SHARES") will be converted into the right to receive the fair value of such shares as determined in accordance with the provisions of such sections and shall not be converted into shares of BUYER Common Stock in accordance with
Section 2.5; PROVIDED, however, that the provisions of this Section 2.7 shall not supersede or in any other way affect the enforceability of any separate agreement between the Company and/or BUYER and any Company Stockholder (as defined in Section 17.1), including, but not limited to, the Voting Agreement.

         2.8. CONVERSION OF MERGER SUB'S SHARES. Each share of the common stock, $0.01 par value per share, of Merger Sub that was issued and outstanding immediately before the Effective Time will be converted into and become one common share, no par value, of the Surviving Corporation.

         3. PROCEDURES; ESCROWED SHARES AND EARN-OUT SHARES.

         3.1. CERTIFICATES. Immediately after the Effective Time, stock certificates (each, a "CERTIFICATE," and collectively, the "CERTIFICATES") representing shares of Company Common Stock that have been converted into shares of BUYER Common Stock in the Merger will be conclusively deemed to represent such shares of BUYER Common Stock until validly exchanged pursuant to Section 3.2.

         3.2. EXCHANGE OF CERTIFICATES. At the Closing, upon surrender of a Certificate to BUYER or its transfer agent, as the case may be, together with a duly executed letter of transmittal and any other documents reasonably required by BUYER, the holder of such Certificate will be entitled to receive, in exchange therefor, a certificate for the number of shares of BUYER Common Stock to which such holder is entitled (subject to the escrow arrangements referred to in Section 3.3) plus cash in lieu of fractional shares (as set forth in Section 3.6), and such Certificate will be canceled.

         3.3. ESCROWED SHARES AND EARN-OUT SHARES.

                  (a) Notwithstanding any other provision of this Agreement, at the Closing, BUYER, the Stockholder Representatives and the Escrow Agent named therein (the "ESCROW AGENT") will execute and deliver an Escrow Agreement in the form of the attached EXHIBIT 3.3(A) (the "CONTINGENCY ESCROW AGREEMENT"), with such additional revisions, prior to the Closing, as

BUYER and the Stockholder Representatives may mutually agree after consultation with the Escrow Agent. An aggregate of 5,400,000 of the shares of BUYER Common Stock issuable in the Merger (the "ESCROWED SHARES AND THE EARN-OUT SHARES") to each of the Company Stockholders, shall not be distributed to such Company Stockholders but shall instead be deposited with the Escrow Agent pursuant to the Contingency Escrow Agreement. The Escrowed Shares and Earn-Out Shares shall be held by the Escrow Agent pursuant to the Contingency Escrow Agreement and distributed in accordance therewith.

                  (b) In addition to the Contingency Escrow Agreement, at the Closing, BUYER, Anousheh Ansari, Hamid Ansari and the Escrow Agent will execute and deliver an Escrow Agreement in the form of the attached EXHIBIT 3.3(B) (the "OPTION ESCROW AGREEMENT" and, together with the Contingency Escrow Agreement, the "ESCROW AGREEMENTS"), with such additional revisions, prior to the Closing, as BUYER, Hamid Ansari and Anousheh Ansari may mutually agree after consultation with the Escrow Agent. An aggregate number of shares of BUYER Common Stock (rounded to the nearest whole number of shares) (the "OPTION ESCROWED SHARES") equal to the Funding Number shall not be distributed to Anousheh Ansari and Hamid Ansari but shall instead be deposited with the Escrow Agent pursuant to the Option Escrow Agreement. For purposes of this Agreement, the term "FUNDING NUMBER" shall mean the product obtained by multiplying (A) the maximum number of shares of BUYER Common Stock issuable upon the exercise of all BUYER Exchange Options outstanding immediately after the Effective Time (as set forth on the Capitalization Certificate (as defined in Section 13.8), and as such Roll-Over Options are adjusted pursuant to Article IV), TIMES (B) sixty-four percent (64%), rounded to the nearest share. The Option Escrowed Shares shall be held by the Escrow Agent pursuant to the Option Escrow Agreement and distributed in accordance therewith.

         3.4. DISTRIBUTIONS. No dividend or other distribution payable after the Effective Time with respect to BUYER Common Stock will be paid to the holder of any unsurrendered Certificate until the holder thereof surrenders such Certificate, at which time such holder will receive all dividends and distributions, without interest thereon, previously payable or paid but withheld from such holder pursuant hereto.

         3.5. NO TRANSFERS. From and after the Effective Time, no transfers of shares of Company Common Stock will be made in the stock transfer books of the Company. If, after the Effective Time, Certificates are presented (for transfer or otherwise) to the Surviving Corporation or its transfer agent for Company Common Stock, they will be canceled and exchanged for the shares of BUYER Common Stock deliverable in respect thereof as determined in accordance with this Agreement (or returned to the presenting person, if such Certificate represents Dissenting Shares).

         3.6. NO FRACTIONAL SHARES. In lieu of the issuance of fractional shares of BUYER Common Stock, cash adjustments will be paid (without interest) to the Company Stockholders in respect of any fractional share of BUYER Common Stock that would otherwise be issuable to them and the amount of such cash adjustments will be determined by multiplying each relevant holder's fractional interest by the Closing Date Price Per Share (as defined in Section 17.1). For purposes of determining whether, and in what amounts, a particular Company Stockholder would be entitled to receive cash adjustments under this Section, shares of record held by such holder and represented by two or more Certificates will be aggregated.

         3.7. TERMINATION OF RIGHTS. After the Effective Time, holders of Company Common Stock will cease to be, and will have no rights as, stockholders of the Company or the Surviving Corporation, other than (i) in the case of shares other than Dissenting Shares, the rights to receive shares of BUYER Common Stock into which such shares have been converted and/or payments in lieu of fractional shares, as provided in this Agreement, and (ii) in the case of Dissenting Shares, the rights afforded to the holders thereof under Sections
5.11 and 5.12 of the TBCA and (iii) rights under this Agreement and the Escrow Agreement.

         3.8. ABANDONED PROPERTY. Neither BUYER nor the Company nor any other person will be liable to any holder or former holder of shares of Company Stock for any shares, or any dividends or other distributions with respect thereto, properly delivered to a public official pursuant to applicable abandoned property, escheat, or similar laws.

         3.9. LOST CERTIFICATES, ETC. In the event that any Certificate has been lost, stolen, or destroyed, then upon receipt of appropriate evidence as to such loss, theft, or destruction, and to the ownership of such Certificate by the person claiming such Certificate to be lost, stolen, or destroyed, and the receipt by BUYER or its transfer agent for BUYER Common Stock of appropriate and customary affidavit of loss or personal indemnification undertaking documentation, BUYER or such transfer agent will issue in exchange for such lost, stolen, or destroyed Certificate the shares of BUYER Common Stock and the fractional share payment, if any, deliverable in respect thereof as determined in accordance with this Agreement.

         4. COMPANY COMMON STOCK OPTIONS.

                  (a) At the Effective Time, each unexpired and unexercised outstanding option granted or issued under stock option plans of the Company and set forth on the Capitalization Certificate (each, a "COMPANY OPTION") shall be automatically converted into an option (a "BUYER EXCHANGE OPTION") to purchase, subject to paragraph (d) below, that number of shares of BUYER Common Stock equal to the number of shares of Company Common Stock subject to the Company Option immediately prior to the Effective Time (without regard to any actual restrictions on exerciseability) multiplied by the Exchange Ratio (and rounded to the nearest share), with an exercise price per share equal to the exercise price per share that existed under the corresponding Company Option divided by the Exchange Ratio (and rounded to the nearest cent), and with other terms and conditions, subject to paragraph (d) below, that are the same as the terms and conditions of such Company Option immediately before the Effective Time. Prior to the Effective Time, the Company and Buyer shall take all such action necessary to effectuate the foregoing provisions of this Section 4(a).

                  (b) In connection with the issuance of BUYER Exchange Options, BUYER shall (i) reserve for issuance the number of shares of BUYER Common Stock that will become subject to BUYER Exchange Options pursuant to this Section 4, and (ii) from and after the Effective Time, upon exercise of BUYER Exchange Options, make available for issuance all shares of BUYER Common Stock covered thereby, subject to the terms and conditions applicable thereto.

                  (c) BUYER agrees to use its best efforts to file with the SEC, no later than the Closing Date, a registration statement on Form S-8 or other appropriate form under the Securities Act to register the maximum number of shares of BUYER Common Stock issuable upon exercise of BUYER Exchange Options and to use its reasonable efforts to cause such registration statement to remain effective until the exercise or expiration of such options.

                  (d) On any exercise of a BUYER Exchange Option subsequent to the Effective Time (including but not limited to following expiration of the Escrow Agreements), BUYER shall have no obligation to transfer to the holder thereof more than sixty-four percent (64%) (the portion in excess of such percentage, the "DEFERRED OPTION SHARES") of the BUYER Common Stock for which the BUYER Exchange Option is then being exercised (with the proportion withheld rounded up to the nearest whole share), except to the extent, and only at such time, if ever, as the conditions to the release of the "First Release Shares", "Second Release Shares", and "Third Release Shares" (as defined in the Contingency Escrow Agreement) to the Company Stockholders shall have been satisfied in whole or in part (either before or after the exercise of such BUYER Exchange Option), with such Deferred Option Shares being released in part upon any partial satisfaction in the same ratio that the "First Release Shares", "Second Release Shares", and "Third Release Shares" are released from the escrow established by the Contingency Escrow Agreement. Upon satisfaction of all of such conditions in whole, any Deferred Option Shares subject to BUYER Exchange Options previously exercised shall be released and any remaining unexercised BUYER Exchange Option shall be under no such restrictions. To the extent the conditions are satisfied, the Deferred Option Shares as to previously exercised BUYER Exchange Options will be delivered and the subsequent exercise of the BUYER Exchange Options shall be under no such restrictions. Neither BUYER nor the Company shall have any liability to any holder of a BUYER Exchange Option for that part of the exercise price of the BUYER Exchange Option attributable to the Deferred Option Shares in the event or to the extent the conditions to the release of the Escrowed Shares and the Earn-Out Shares to the Company Stockholders are not satisfied and in such circumstances the Company shall still be entitled to collect that part of the exercise price on any subsequent exercises.

         5. [INTENTIONALLY OMITTED.]

         6. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         The Company hereby represents and warrants to BUYER as follows, subject in each case to such exceptions as are specifically contemplated by this Agreement, the Voting Agreement or the Registration Rights Agreement or as are set forth in the attached Disclosure Schedule of the Company (the "COMPANY DISCLOSURE SCHEDULE"). Notwithstanding any other provision of this Agreement or the Company Disclosure Schedule, each exception set forth in the Company Disclosure Schedule will be deemed to qualify each representation and warranty set forth in this Agreement (i) that is specifically identified (by cross-reference or otherwise) in the Company Disclosure Schedule as being qualified by such exception, or (ii) with respect to which the relevance of such exception is reasonably apparent on the face of the disclosure of such exception set forth in the Company Disclosure Schedule.

         6.1. INCORPORATION; AUTHORITY. The Company (i) is a corporation duly organized, validly existing, and in good standing under the laws of the State of Texas and (ii) has all requisite corporate power and authority in all material respects to own or lease and operate its properties and to carry on its business as now conducted. The Company has made available to BUYER complete and correct copies of its Amended and Restated Articles of Incorporation and by-laws, in each case with all amendments thereto made through the date hereof.

         6.2. AUTHORIZATION AND ENFORCEABILITY. Subject to the approval of this Agreement and the Merger by the Company Stockholders and to the filing of the Articles of Merger and the requirements set forth in Section 6.3, the Company has all requisite power and full legal right and authority (including due approval of its Board of Directors) to enter into this Agreement, to perform all of its agreements and obligations hereunder, and to consummate the Merger and the other transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms.

         6.3. GOVERNMENTAL AND OTHER THIRD-PARTY CONSENTS, NON-CONTRAVENTION, ETC. No consent, approval, or authorization or registration, designation, declaration, or filing with any governmental authority, federal or other, or any other person, is required on the part of the Company in connection with the execution, delivery, and performance of this Agreement or the consummation of the Merger and the other transactions contemplated hereby, except (i) for applicable requirements, if any, of the Exchange Act, the Securities Act, state securities or "blue sky" laws and state takeover laws, the HSR Act (each as defined in Section 17.1), and filing and recordation of appropriate merger documents as required by the TBCA and (ii) as specified in Section 6.3 of the Company Disclosure Schedule, or (iii) for such consents, approvals or authorizations of or registrations, designations, declarations or filings, the failure to make or obtain would not, individually or in the aggregate, have a Material Adverse Effect (as defined in Section 17.1) on the Company. The execution, delivery, and performance of this Agreement and the consummation of such transactions will not violate (a) any provision of the Company's Amended and Restated Articles of Incorporation or by-laws, (b) any order, judgment, injunction, award or decree of any court or state or federal governmental or regulatory body applicable to the Company, (c) any judgment, decree, order, statute, rule or regulation to which the Company is a party or by or to which it or any of its assets is bound or subject, or (d) any agreement, instrument or other obligation to which the Company is a party or by or to which it or any of its assets is bound or subject, except, in each case, to the extent that the failure to obtain any such consent, approval or authorization would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

         6.4. CAPITALIZATION. The authorized and outstanding capital stock and other securities of the Company as of the date hereof are as set forth in
Section 6.4 of the Company Disclosure Schedule. All of such outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid, and non-assessable, and all of such outstanding shares and other securities are owned of record as set forth in Section 6.4 of the Company Disclosure Schedule, and, except as would not have, individually or in the aggregate, have a Material Adverse Effect on the Company, were issued in compliance with all applicable laws, including securities laws, and all applicable preemptive or similar rights of any person. No person has any valid right to rescind from the Company any purchase of any shares of the Company's capital stock or other securities.

         There are no agreements or other obligations on the part of the Company to purchase or sell, and other than as set forth in Section 6.4 of the Company Disclosure Schedule, no convertible or exchangeable securities, options, warrants, or other rights to acquire from the Company any shares of its capital stock or other securities. Section 6.4 of the Company Disclosure Schedule sets forth the name of each person who holds any option, warrant or other right to acquire shares of the Company's capital stock, the number and type of shares subject to such option, warrant or right, the per-share exercise price payable therefor, how many of the shares subject to such option, warrant or other right were "vested" (i.e., exercisable) as of September 30, 2000 and how many will vest or become exercisable upon consummation of the Merger, and whether or not the holder thereof is an employee of the Company.

         6.5. QUALIFICATION. The Company is duly qualified and in good standing as a foreign corporation in all jurisdictions in which the character of its owned or leased properties or the nature of its activities makes such qualification necessary, except for any failures to be so qualified and in good standing as would not have, individually or in the aggregate, a Material Adverse Effect on the Company.

         6.6. SUBSIDIARIES. The Company does not have any Subsidiaries (as defined in Section 17.1) or own any legal and/or beneficial interests in any person other than telecom technologies, incorporated international and telecom technologies, inc. - OSS.

         6.7. FINANCIAL STATEMENTS. Included in Section 6.7 of the Company Disclosure Schedule are copies of (i) the audited balance sheets of the Company as of December 31, 1997 and 1998, and the related audited statements of operations, shareholders' equity and cash flows of the Company, for the fiscal years ended on such dates, accompanied by an audit report of Arthur Andersen LLP, (ii) the audited balance sheet of the Company as of December 31, 1999 (the "MOST RECENT AUDITED BALANCE SHEET"), and the related audited statements of operations, shareholders' equity and cash flows of the Company, for the fiscal year ended on such date, accompanied by an audit report of Ernst & Young, LLP, and (iii) the unaudited balance sheet of the Company as of September 30, 2000 (the "MOST RECENT UNAUDITED BALANCE SHEET"), and the related unaudited statements of operations, shareholders' equity and cash flows, respectively, of the Company, for the nine-month period ended on such date. Except as set forth in the notes thereto, each of such financial statements is true and correct in all material respects and has been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a basis consistent with prior periods. Each of such balance sheets fairly presents in all material respects the financial condition of the Company as of its respective date; and each of such statements of operations, shareholders' equity and cash flows, respectively, fairly presents in all material respects the results of operations and Shareholders' equity, or cash flows, as the case may be, of the Company for the period covered thereby; in each case, subject, with respect to the unaudited financial statements referred to in clause (iii) of this Section, to the absence of footnote disclosure and to normal, recurring end-of-period adjustments which shall, in the aggregate, not be material.

         6.8. ABSENCE OF CERTAIN CHANGES. Except as reflected in the Most Recent Unaudited Balance Sheet, since the Most Recent Audited Balance Sheet Date, there has not been: (i) any change in the assets, liabilities, sales, income, or business of the Company or in its relationships with suppliers, customers, or lessors, other than changes that were both in the ordinary course of business or changes that have not, individually or in the aggregate, had a Material Adverse Effect on the Company;
(ii) any acquisition or disposition by the Company of any material asset or property other than in the ordinary course of business; (iii) any damage, destruction or loss, whether or not covered by insurance, except for any damage, destruction or loss that did not, individually or in the aggregate, have a Material Adverse Effect on the Company; (iv) any declaration, setting aside or payment of any dividend or any other distributions in respect of any shares of capital stock of the Company; (v) any issuance of any shares of the capital stock of the Company, or options, warrants or other rights to acquire such capital stock, or any direct or indirect redemption, purchase, or other acquisition by the Company of any such capital stock or rights to acquire capital stock, except upon the exercise of Company Stock Options set forth in
Section 6.4 of the Company Disclosure Schedule or issued subsequent to the date hereof, in each case to the extent set forth on the Capitalization Certificate;
(vi) any loss of the services of any officers or key employees or consultants that have had or will have, individually or in the aggregate, a Material Adverse Effect on the Company, or any increase in the compensation, pension, or other benefits payable or to become payable by the Company to any of its officers or key employees or consultants, or any bonus payments or arrangements made to or with any of them other than in the ordinary course; (vii) any forgiveness or cancellation of any debt or claim by the Company or any waiver of any right of material value, other than compromises of accounts receivable in the ordinary course of business; (viii) any entry by the Company into any transaction with any of its Affiliates (as defined in Section 17.1), other than any entered into in the ordinary course of business in connection with the employment of such Affiliate by the Company; (ix) any incurrence or imposition of any material Lien (as defined in Section 17.1) on any of the material assets, tangible or intangible, of the Company; or (x) any discharge or satisfaction by the Company of any material Lien or payment by the Company of any obligation or liability (fixed or contingent) other than (A) current liabilities included in or reflected on the Most Recent Balance Sheet, and (B) current liabilities to persons other than Affiliates of the Company incurred since the date of the Most Recent Audited Balance Sheet in the ordinary course of business.

         6.9. PROPERTIES AND ASSETS. The assets and properties of the Company are adequate and sufficient, in all material respects, to conduct the business of the Company as currently conducted in all material respects. The Company has good and marketable title to all of its material assets and properties, including without limitation all those reflected as owned in the Most Recent Unaudited Balance Sheet (except for properties or assets sold, consumed, or otherwise disposed of in the ordinary course of business since the date of the Most Recent Unaudited Balance Sheet), all free and clear of material Liens. All such properties and assets, in the aggregate, are in good condition and repair, reasonable wear-and-tear and normal maintenance excepted. Section 6.9(a) of the Company Disclosure Schedule sets forth a complete and correct list of all capital assets of the Company having a net book value in excess of $50,000.

         The Company does not own any real property. The Company has not received any written notice that either the whole or any portion of any real property leased by it is to be condemned, requisitioned, or otherwise taken by any public authority or is to be the subject of any public improvements that may result in special assessments against or otherwise affect such real property. Section 6.9(b) of the Company Disclosure Schedule sets forth a complete and correct list of all leases of real property to which the Company is a party. Complete and correct copies of all such leases have been made available to BUYER. Each such lease is valid and subsisting and no event or condition exists that constitutes, or after notice or lapse of time or both could constitute, a default thereunder, except as would not, individually or in the aggregate, have a Material Adverse Effect on the Company. The leasehold interests of the Company in real property are not subject to any material Lien, and the Company is in quiet possession of the real property covered by such leases.

         6.10. INTELLECTUAL PROPERTIES.

                  (a) Section 6.10(a) of the Company Disclosure Schedule lists all Intellectual Properties, as such term is defined in Section 17.1, (other than off-the-shelf software programs that have not been customized for its use) material to and used in or necessary to the business of the Company as now being conducted and as presently proposed by the Company to be conducted (the "COMPANY INTELLECTUAL PROPERTIES"). The Company owns, or is licensed or otherwise has the right to use all Company Intellectual Properties, free and clear of all liens, claims and encumbrances, except for such liens, claims and encumbrances as do not materially impair the Company's ability to use, exploit, license and distribute such Company Intellectual Properties. Except as pursuant to any agreement listed in Section 6.10 of the Company Disclosure Schedule, the Company is not required to pay royalties or further consideration for the use of any Company Intellectual Properties that the Company has licensed from other Persons. The Company possesses (or has the right to obtain access pursuant to an escrow agreement) the source codes and all related programs and documentation sufficient to recreate the current and next most recent versions of any Company Intellectual Properties that the Company has licensed from other Persons.

                  (b) The Company's Products, including all software, are free from material defects and perform in substantial accordance with all published specifications (if any).

                  (c) The Company has not granted any third party any right to manufacture, reproduce, distribute or market any of the Company's Products or any adaptations, translations, or derivative works based on the Company Products or any portion thereof.

                  (d) The Company has not granted any third party any right to license any of the Company's Products except under valid and binding Software License Agreements.

                  (e) No third party has been licensed to use, or has lawful access to, any source code developed in respect of the Company's Products.

                  (f) No product liability or warranty claims have been communicated in writing to or threatened in writing against the Company.

                  (g) In any instance where the Company's rights to Company Intellectual Properties arise under a license or similar agreement (other than for off-the-shelf software programs that have not been customized for its use), this is indicated in Section 6.10(a) of the

Company Disclosure Schedule. No other person has an interest in or right or license to use any of the Company Intellectual Properties owned by the Company. To the Company's knowledge, there is and has been no material unauthorized use, disclosure, infringement or misappropriation of any Company Intellectual Properties owned by the Company by any third party. To the Company's knowledge, none of the Company Intellectual Properties owned by the Company or licensed to the Company on an exclusive basis is being infringed by others, or is subject to any outstanding order, decree, judgment, or stipulation. No litigation (or other proceedings in or before any court or other governmental, adjudicatory, arbitral, or administrative body) relating to the Company Intellectual Properties owned by the Company or licensed to the Company on an exclusive basis is pending, nor to the Company's knowledge, threatened against the Company. The Company maintains reasonable security measures for the preservation of the secrecy and proprietary nature of such of its Company Intellectual Properties that constitute trade secrets or other confidential information.

                  (h) To the Company's knowledge, the Company has not infringed or made unlawful use of, and is not infringing or making unlawful use of, any Intellectual Properties of any other person. No litigation (or other proceedings in or before any court or other governmental, adjudicatory, arbitratory, or administrative body) charging the Company with infringement or unlawful use of any Intellectual Properties is pending, or to the Company's knowledge, threatened against the Company. In addition, to the knowledge of the Company, there are no legal restrictions or impediments that would prevent Company from incorporating those features identified in Schedule 2(a)(iii) to the Contingency Escrow Agreement into a release version of the Company's products.

                  (i) To the Company's knowledge, all of the Company's material information technology systems and material non-information technology embedded systems (including systems or technology currently under development) will record, store, process, calculate and present calendar dates falling on and after (and, if applicable, during spans of time including) January 1, 2000, and will calculate any information dependent on or relating to such date in the same manner, and with the same functionality, data integrity and performance, as the information technology systems and non-information technology embedded systems record, store, process, calculate and present, calendar dates on or before December 31, 1999, or calculate any information dependent on or relating to such date.

                  (j) Except as would not, individually or in the aggregate, have a Material Adverse Effect on the Company, each person presently or previously employed by the Company (including independent contractors, if any) with access authorized by the Company to confidential information relating to the Company Intellectual Properties has executed a confidentiality and non-disclosure agreement pursuant to an agreement substantially in the form of agreement previously provided to BUYER or its representatives, or is otherwise legally bound to preserve the confidentiality of such information, and such confidentiality and non-disclosure agreements constitute valid and binding obligations of the Company and, to the Company's knowledge, of such person, enforceable in accordance with their respective terms. Except as would not, individually or in the aggregate, have a Material Adverse Effect on the Company, all Company Intellectual Properties that are owned by the Company were written, developed and created solely and exclusively by employees of the Company (and all rights in and to all

Company Intellectual Properties are owned by the Company) without the assistance of any third party or entity OR were created by or with the assistance of third parties who assigned ownership of their rights (including all intellectual property rights) in such Company Intellectual Properties to the Company by means of valid and enforceable consultant confidentiality and invention assignment agreements, copies of which have been delivered to BUYER. All Company Intellectual Properties that are licensed to the Company (other than off-the-shelf software programs that have not been customized for its use) are identified on Schedule 6.10(a) of the Company Disclosure Schedule and copies of such license agreements have been made available to BUYER

                  (k) All use, disclosure or appropriation by the Company (or its employees or agents) of confidential information relating to Intellectual Properties not otherwise protected by patents, patent applications or copyright ("CONFIDENTIAL INFORMATION") owned by the Company and licensed to a third party has been pursuant to the terms of a written agreement between the Company and such third party. All use, disclosure or appropriation by the Company (or its employees or agents) of Confidential Information not owned by the Company has been made pursuant to the terms of a written agreement between the Company and the owner of such Confidential Information, or is otherwise lawful.

                  (l) Section 6.10(a) of the Company Disclosure Schedule contains an accurate and complete list of all patents and patent applications, trademarks (with separate listings of registered and unregistered trademarks), trade names, Internet domain names and registered copyrights in or related to the Company Products or otherwise included in the Company Intellectual Properties and all applications and registrations therefore. To the knowledge of the Company, all of Company's patents, patent rights, copyrights, trademark, trade name or Internet domain name registrations related to or in the Company Products are valid and in full force and effect in all material respects; and consummation of the transactions contemplated by this Agreement will not alter or impair any such rights.

                  (m) As used in this Section 6.10: "PRODUCTS" means all products, including all software, now being manufactured or sold by the Company, and those products and software currently under development by the Company.

         6.11. INDEBTEDNESS. At the date hereof, the Company has no material Indebtedness (as defined in Section 17.1) outstanding, or any Indebtedness for borrowed money regardless of amount, except for trade credit incurred in the ordinary course of business not exceeding $1,000,000 in the aggregate (the "INCIDENTAL INDEBTEDNESS"). The Company is not in default with respect to any outstanding Indebtedness or any agreement, instrument, or other obligation relating thereto and, no such Indebtedness or any agreement, instrument, or other obligation relating thereto purports to limit the issuance of any securities by the Company or the operation of its businesses. Complete and correct copies of all agreements, instruments, and other obligations (including all amendments, supplements, waivers, and consents) relating to any Indebtedness of the Company other than Incidental Indebtedness have been made available to BUYER.

         6.12. ABSENCE OF UNDISCLOSED LIABILITIES. Except (a) to the extent (i) reflected or reserved against in the Most Recent Audited Balance Sheet, or (ii) incurred in the ordinary course of business after the date of the Most Recent Audited Balance Sheet, and (b) to be discharged before the Closing, the Company does not have any liabilities or obligations of any nature, whether accrued, absolute, contingent, or otherwise (including without limitation liabilities, as guarantor or otherwise, in respect of obligations of others) other than performance obligations with respect to the contracts that would not be required to be reflected or reserved against in a balance sheet prepared in accordance with GAAP or referred to in the footnotes thereto, except any such liabilities and obligations that would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

         6.13. TAXES.

                  (a) ELECTIONS. All material elections with respect to Taxes (including without limitation any elections under Sections 108(b)(5), 338(g), 565, 936(a), or 936(e) of the Internal Revenue Code of 1986, as amended (the "CODE"), or Treasury Regulation (as defined in Section 17.1) Sections 1.1502-20(g) or 1.1502-32(f)(2)) affecting the Company and its Subsidiaries are described in Section 6.13(a) of the Company Disclosure Schedule.

                  (b) FILING OF TAX RETURNS AND PAYMENT OF TAXES. The Company and its Subsidiaries have timely filed (taking into account any extensions of time in which to file) all Tax Returns (as defined in Section 17.1) required to be filed by them, each such Tax Return has been prepared in compliance with all applicable laws and regulations, and all such Tax Returns are true, accurate and complete in all material respects. All Taxes due and payable by the Company and its Subsidiaries whether or not shown on any Tax Returns have been paid, and the Company and its Subsidiaries will not be liable for any additional Taxes in respect of any taxable period ending on or before the Closing Date in an amount that exceeds the corresponding reserve therefor, if any, reflected in the accounting records of the Company and its Subsidiaries. The Company and its Subsidiaries have made available to BUYER correct and complete copies of all Tax Returns filed by or with respect to them with respect to taxable periods ended on or after December 31, 1996.

                  (c) AUDIT HISTORY. With respect to each taxable period of the Company and its Subsidiaries ended on or before December 31, 1996, each such taxable period has closed and such taxable period is not subject to review by any relevant taxing authorities.

                  (d) DEFICIENCIES. No deficiency or proposed adjustment in respect of Taxes that has not been settled or otherwise resolved has been asserted or assessed in writing by any taxing authority against the Company or its Subsidiaries.

                  (e) LIENS. There are no Liens for Taxes (other than current Taxes not yet due and payable) on the assets of the Company or its Subsidiaries.

                  (f) EXTENSIONS TO STATUTE OF LIMITATIONS FOR ASSESSMENT OF TAXES. Neither the Company nor any of its Subsidiaries has consented to extend the time in which any Tax may be assessed or collected by any taxing authority.

                  (g) EXTENSIONS OF THE TIME FOR FILING TAX RETURNS. Neither the Company nor any of its Subsidiaries has requested or been granted an extension of the time for filing any Tax Return to a date on or after the Closing Date.

                  (h) PENDING PROCEEDINGS. There is no action, suit, taxing authority proceeding, or audit with respect to any Tax now in progress, pending, or to the Company's or any of its Subsidiaries' knowledge, threatened, against or with respect to the Company or any of its Subsidiaries.

                  (i) NO FAILURES TO FILE TAX RETURNS. To the Company's or any of its Subsidiaries' knowledge, no claim has ever been made by a taxing authority in a jurisdiction where the Company or any of its Subsidiaries does not pay Tax or file Tax Returns that the Company or any of its Subsidiaries is or may be subject to Taxes assessed by such jurisdiction.

                  (j) MEMBERSHIP IN AFFILIATED GROUPS, ETC. Neither the Company nor any of its Subsidiaries has ever been a member of any affiliated group of corporations (as defined in Section 1504(a) of the Code), other than a group of which the Company or any of its Subsidiaries is or was the common parent, or filed or been included in a combined, consolidated, or unitary Tax Return, other than with respect to a combined, consolidated or unitary group of which the Company or any of its Subsidiaries is or was the common parent.

                  (k) ADJUSTMENTS UNDER SECTION 481. Neither the Company nor any of its Subsidiaries will be required, as a result of a change in method of accounting for any period ending on or before the Closing Date, to include any adjustment under Section 481(c) of the Code (or any similar or corresponding provision or requirement under any Tax law) in taxable income for any period ending on or after the Closing Date.

                  (l) TAX SHARING, ALLOCATION, OR INDEMNITY AGREEMENTS. Neither the Company nor any of its Subsidiaries is a party to or bound by any Tax sharing or allocation agreement or has any current or potential contractual obligation to indemnify any other person with respect to Taxes.

                  (m) WITHHOLDING TAXES. The Company and its Subsidiaries have withheld and paid all Taxes required to have been withheld and paid by them in connection with amounts paid or owing to any employee, creditor or other person.

                  (n) FOREIGN PERMANENT ESTABLISHMENTS AND BRANCHES. Neither the Company nor any of its Subsidiaries has a permanent establishment in any foreign country, as defined in the relevant tax treaty between the United States of America and such foreign country, and does not otherwise operate or conduct business through any branch in any foreign country.

                  (o) U.S. REAL PROPERTY HOLDING CORPORATION. Neither the Company nor any of its Subsidiaries is or has been a United States real property holding corporation within the meaning of Code Section 897(c)(2), during the applicable period specified in Code Section 897(c)(1)(A)(ii).

                  (p) TAX-EXEMPT USE PROPERTY. None of the property owned by the Company or any of its Subsidiaries is "tax-exempt use property" within the meaning of Section 168(h) of the Code.

                  (q) SECURITY FOR TAX-EXEMPT OBLIGATIONS. None of the assets of the Company or any of its Subsidiaries directly or indirectly secures any indebtedness, the interest on which is tax-exempt under Section 103(a) of the Code, and neither the Company nor any of its Subsidiaries is directly or indirectly an obligor or a guarantor with respect to any such indebtedness.

                  (r) SECTION 341(f) CONSENT. Neither the Company nor any of its Subsidiaries has filed a consent under Code Section 341(f) concerning collapsible corporations.

                  (s) PARACHUTE PAYMENTS. Neither the Company nor any of its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments, that will not be deductible under Code Sections 162(m) or 280G.

                  (t) OTHER PERSONS. Neither the Company nor any of its Subsidiaries is presently liable for the Taxes of another person (i) under Treasury Regulation Section 1.1502-6 (or comparable provision of state, local or foreign law), (ii) as transferee or successor or (iii) by contract or indemnity or otherwise.

         6.14. EMPLOYEE BENEFIT PLANS.

                  (a) IDENTIFICATION OF PLANS. The Company does not now maintain or contribute to, and does not have any outstanding liability to or in respect of or obligation under, any material pension, profit-sharing, deferred compensation, bonus, stock option, employment, share appreciation right, severance, group or individual health, dental, medical, life insurance, survivor benefit, or similar plan, policy, arrangement or agreement, whether formal or informal, written or oral, for the benefit of any director, officer, consultant or employee, whether active or terminated, of the Company. Each of the arrangements set forth on Section 6.14(a) of the Company Disclosure Schedule is here referred as an "EMPLOYEE BENEFIT PLAN".

                  (b) DELIVERY OF DOCUMENTS. The Company has heretofore delivered to BUYER true, correct and complete copies of each Employee Benefit Plan, and with respect to each such Plan true, correct and complete copies of
(i) any associated trust, custodial, insurance or service agreements, (ii) any annual report, actuarial report, or disclosure materials (including specifically any summary plan descriptions) submitted to any governmental agency or distributed to participants or beneficiaries thereunder in the current or any of the three (3) preceding calendar years and (iii) the most recently received Internal Revenue Service (the "IRS") determination letters and any governmental advisory opinions, rulings, compliance statements, or closing agreements specific to such Employee Benefit Plan.

                  (c) COMPLIANCE WITH TERMS AND LAW. Each Employee Benefit Plan is and has heretofore been maintained and operated in all material respects in compliance with the terms of such Plan and with the requirements prescribed (whether as a matter of substantive law or as necessary to secure favorable tax treatment) by any and all statutes, governmental or court orders, or governmental rules or regulations in effect from time to time, including but not limited to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Code and applicable to such Plan. Each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Code and each trust or other entity intended to qualify as a "voluntary employee benefit association" within the meaning of Section 501(c)(9) of the Code and associated with any Employee Benefit Plan is expressly identified as such on Section 6.14(a) of the Company Disclosure Schedule and has been determined to be so qualified by the IRS and, to the best knowledge of the Company, nothing has occurred as to each which has resulted or is likely to result in the revocation of such determination or which requires or could require action under the compliance resolution programs of the Internal Revenue Service to preserve such qualification.

                  (d) ABSENCE OF CERTAIN EVENTS AND ARRANGEMENTS.

                           (i) There is no material pending or, to the best
knowledge of the Company, threatened legal action, proceeding or investigation, other than routine claims for benefits, concerning any Employee Benefit Plan or to the best knowledge of the Company any fiduciary or service provider thereof and, to the knowledge of the Company, there is no basis for any such legal action or proceeding.

                           (ii) Neither the Company nor any affiliate maintains
or contributes to or has heretofore maintained or contributed to any plan subject to Title IV of ERISA or Section 412 of the Code or any multi-employer plan, and no liability under Title IV of ERISA has been incurred by the Company or any affiliate.

                           (iii) No Employee Benefit Plan nor any party in
interest with respect thereof, has engaged in a prohibited transaction which could subject the Company directly or indirectly to material liability under
Section 409 or 502(i) of ERISA or Section 4975 of the Code.

                           (iv) No Employee Benefit Plan provides welfare
benefits subsequent to termination of employment to employees or their beneficiaries except to the extent required by applicable state insurance laws or Title I, Part 6 of ERISA.

                           (v) The Company has not announced its intention, or
committed (whether or not legally bound) to modify or terminate any Employee Benefit Plan or adopt any arrangement or program which, once established, would come within the definition of an Employee Benefit Plan.

                           (vi) Each Employee Benefit Plan (other than
individual agreements) is terminable at the sole discretion of the sponsor thereof, subject only to such constraints as may imposed by applicable law.

                  (e) FUNDING OF CERTAIN PLANS. With respect to each Employee Benefit Plan for which a separate fund of assets is or is required to be maintained, full and timely payment has been made of all material amounts required of the Company, under the terms of each such Plan or applicable law, as applied through the Closing Date.

                  (f) EFFECT OF TRANSACTIONS. The execution of this Agreement and the consummation of the transactions contemplated herein will not, by itself or in combination in any other event (regardless of whether that other event has or will occur), result in any payment (whether of severance pay or otherwise) becoming due from or under any Employee Benefit Plan (including any employment agreement) to any current or former director, officer, consultant or employee of the Company or result in the vesting, acceleration of payment or increases in the amount of any benefit payable to or in respect of any such current or former director, officer, consultant or employee.

                  (g) DEFINITIONS. For purposes of this Section 6.14, "multi-employer plan", "party in interest" "current value" and "benefit liability" have the same meaning assigned such terms under Sections 3, 4043(b) or 4001(a) of ERISA, and "affiliate" means any entity which under Section 414 of the Code is treated as a single employer with the Company.

         6.15. SAFETY AND ENVIRONMENTAL MATTERS.

                  (a) None of the plants, offices, or properties in or on which the Company carries on business nor any of the activities carried on by it are in violation of any zoning, health, or safety law or regulation, including without limitation the Occupational Safety and Health Act of 1970, as amended, except for such violations as would not have, individually or in the aggregate, a Material Adverse Effect on the Company.

                  (b) Except as would not, individually or in the aggregate, have a Material Adverse Effect on the Company, neither the Company nor, to the knowledge of the Company, any operator of any real property presently or formerly owned, leased, or operated by the Company is in violation or alleged violation of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, and applicable federal, state, foreign, and local statutes, regulations, ordinances, orders, and decrees relating to health, safety, or the environment (all of the foregoing, collectively, "ENVIRONMENTAL LAWS").

         (c) The Company has not received written notice from any third party, including without limitation any federal, state, foreign, or local governmental authority, that (i) the Company has been identified by the United States Environmental Protection Agency (the "EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B (1986); (ii) any hazardous waste as defined by 42 U.S.C. Section 6903(5), any hazardous substance as defined by 42 U.S.C. Section 9601(14), any pollutant or contaminant as defined by 42 U.S.C. Section 9601(33) or any toxic substance, oil, or hazardous material or other chemical or substance regulated by any Environmental Laws (collectively, "HAZARDOUS SUBSTANCES") that the Company has generated, transported, handled, used, or disposed of has been found in violation of Environmental Laws at any site at which a federal, state, foreign, or local agency or other third party has conducted or has ordered that the Company conduct a remedial investigation, removal, or other response action pursuant to any Environmental Law; or (iii) the Company is or will be a named party to any claim, action, cause of action, complaint (contingent or otherwise), or legal or administrative proceeding arising out of any third party's incurrence of costs, expenses, losses, or damages of any kind whatsoever in connection with the release of Hazardous Substances.

                  (d) Except as would not have, and will not have, individually or in the aggregate, a Material Adverse Effect on the Company, (i) no portion of any real property presently or formerly owned, leased, or operated by the Company has been used by the Company, or to the Company's knowledge, by any other person, for the handling, usage, manufacturing, processing, storage, or disposal of Hazardous Substances except in accordance with applicable Environmental Laws; and no underground tank or other underground storage receptacle for Hazardous Substances is located on any real property presently owned, leased, or operated by the Company, or to the Company's knowledge, any real property formerly owned, leased, or operated by it; (ii) in the course of the activities conducted by the Company and to the Company's knowledge, those of any other operators of any real property presently or formerly owned, leased, or operated by the Company, no Hazardous Substances have been generated, stored, or used on such properties except in accordance with applicable Environmental Laws;
(iii) to the Company's knowledge, there have been no releases (i.e. any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing, or dumping) or threatened releases of Hazardous Substances on, upon, into, or from any real property presently or formerly owned, leased, or operated by the Company; (iv) to the Company's knowledge, there have been no releases on, upon, from, or into any real property in the vicinity of any real property presently or formerly owned, leased, or operated by the Company that, through soil or groundwater contamination, may have come to be located on, any of the real property presently or formerly owned, leased, or operated by the Company; and (v) any Hazardous Substances that have been generated by the Company, or to the Company's knowledge, any other person, on any real property presently or formerly owned, leased, or operated by the Company, have been transported offsite only by carriers having an identification number issued by the EPA and treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities, to the Company's knowledge, have been and are operating in compliance with such permits and applicable Environmental Laws.

                  (e) Except as would not, individually or in the aggregate, have a Material Adverse Effect on the Company, no real property presently owned, leased, or operated by the Company, and to the Company's knowledge, no real property formerly owned, leased, or operated by the Company, is or will be subject to any environmental cleanup responsibility law or regulation or environmental restrictive transfer law or regulation by reason of the Merger or the other transactions contemplated hereby.

         6.16. LABOR RELATIONS. The Company is and has been in compliance in all material respects with all material federal and state laws respecting employment and employment practices, terms and conditions of employment, wages and hours, nondiscrimination in employment, and unfair labor practices. There is no charge or proceeding pending, or to the Company's knowledge, threatened, against the Company alleging unlawful discrimination in employment practices or unfair labor practice before any court or agency, including without limitation the National Labor Relations Board. There is no labor strike, work slow-down, or work stoppage pending or to the Company's knowledge threatened against or involving the Company. No one has petitioned within the last four years or, to the Company's knowledge, is now petitioning for union representation of any of the employees of the Company. None of the employees of the Company is covered by any collective bargaining agreement, and no collective bargaining agreement is currently being negotiated by the Company. The Company has not experienced any labor strike, work slowdown, work stoppage or other material labor difficulty during the last four years.

         6.17. LITIGATION. No litigation, arbitration, action, suit, proceeding, or to the Company's knowledge investigation (whether conducted by any judicial or regulatory body, arbitrator, or other person) is pending or, to the Company's knowledge, threatened, against the Company, nor is there any basis therefor known to the Company.

         6.18. ACCOUNTS RECEIVABLE AND OTHER RECEIVABLES. As of the date hereof, the accounts receivable and other receivables recorded in the records and books of account of the Company as due to the Company, represent all material receivables that have arisen from bona fide transactions in the ordinary course of the Company's business, and the extensions of credit reflected by such receivables have been extended, or will be extended, in the manner consistent with past trade and credit practices of the Company. Said receivables, less the amount of any reserve therefore, have been recorded in the records and books of account of the Company in accordance with GAAP, and, to the Company's knowledge, shall be collectible in the ordinary course of business. As of the date hereof, none of such accounts receivable or other credits is or will at the Closing Date, be subject to any valid counterclaim or set off, except to the extent of any such provision for reserve.

         6.19. ACCOUNTS PAYABLE. As of the date hereof, the accounts payable recorded in the records and books of account of the Company, represent all of the payables that have arisen from bona fide transactions in the ordinary course of the Company's business, and the payment of such payables have been made in the manner consistent with past trade and credit practices of the Company. Said payables, have been recorded in the records and books of account of the Company in accordance with GAAP, consistent with past business practices.

         6.20. CONTRACTS. Section 6.20 of the Company Disclosure Schedule sets forth a complete and accurate list of all material contracts to which the Company is a party or by or to which it or any of its assets or properties is bound or subject. As used in this Agreement, the word "CONTRACT" includes every agreement of any kind, written or oral, that is legally enforceable by or against or otherwise binding on the Company, and specifically includes without limitation: (a) agreements with any current or former officer, director, employee, consultant, or stockholder, or any partnership, corporation, joint venture, or any other entity in which any such person has an interest and the Company has knowledge of such person's interest; (b) agreements with any labor union or association representing any employee; (c) agreements for the provision of services by or to the Company; (d) bonds or other security agreements provided by any party in connection with the business of the Company; (e) agreements for the purchase or other acquisition or the sale or other disposition of assets or properties, in each case other than in the ordinary course of business, or for the grant to any person of any preferential rights to purchase any of such assets or properties; (f) joint venture agreements relating to the assets, properties, or business of the Company or by or to which it or any of its assets or properties is bound or subject; (g) agreements under which the Company agrees to indemnify any party, to share tax liability of any party, or to refrain from competing with any party; (h) agreements with regard to Indebtedness; or (i) any other contract or other agreement, whether or not made in the ordinary course of business. All of the contracts listed in Section 6.20 of the Company Disclosure Schedule are in full force and effect except as would not, individually or in the aggregate, have a Material Adverse Effect on the Company, and (A) the Company, is not in material default under or breach of any of them, and (B) to the Company's knowledge, no other party thereto, is in material default under or breach of any of them, nor to the Company's knowledge, does any event or condition exist that after notice or lapse of time or both could constitute a material default thereunder or breach thereof on the part of the Company, or to the Company's knowledge, any other party thereto. Except as would not, individually or in the aggregate, have a Material Adverse Effect on the Company, no approval or consent of any person that has not already been obtained and listed in Section 6.20 of the Company Disclosure Schedule is needed in order that the contracts listed in Section 6.20 of the Company Disclosure Schedule continue in full force and effect following the consummation of the Merger and the other transactions contemplated hereby, and no such contract includes any provision, the effect of which may be to terminate (or give rise to a right of termination under) such contract, to enlarge or accelerate any obligations of the Company thereunder, or to give additional rights to any other person, upon consummation of the Merger or the other transactions contemplated hereby. The Company has made available to BUYER true, correct, and complete copies of all such material contracts, including all amendments, modifications, and supplements thereto.

         6.21. POTENTIAL CONFLICTS OF INTEREST. No officer, director, or stockholder of the Company (other than the non-employee directors of the Company and their Affiliates) (a) to the knowledge of the Company owns, directly or indirectly, any interest (excepting not more than 1% stock holdings for investment purposes in securities of publicly held and traded companies) in, or is an officer, director, employee, or consultant of, any person that is a material competitor, lessor, lessee, or supplier of the Company; (b) owns, directly or indirectly, in whole or in part, any tangible or intangible property that the Company is using or the use of which is necessary for the business of the Company; or (c) to the Company's knowledge, has any cause of action or other claim whatsoever against, or owes any amount to, the Company, except for claims in the ordinary course of business, such as for accrued vacation pay, accrued benefits under Employee Benefit Plans, and similar matters and agreements. To the Company's knowledge, no customer or prospective customer of the Company holds any beneficial interest in any securities issued by the Company. No officer, director, employee or stockholder of the Company has been party to any transaction with the Company, other than those relating to employment in the ordinary course of business that have not been, individually or in the agreement, material.

         6.22. INSURANCE. Section 6.22 of the Company Disclosure Schedule lists the policies of theft, fire, liability, workmen's compensation, life, property and casualty, and other insurance owned or held by the Company, and describes for each such policy the annual premiums due thereunder, the deductibles, if any, the coverage amounts and the expiration dates thereof. Such policies of insurance are maintained with financially sound and reputable insurance companies, funds, or underwriters, and are of the kinds, cover such risks, and are in such amounts and with such deductibles and exclusions, as are consistent with prudent business practice. All such policies are in full force and effect; are sufficient for compliance in all material respects by the Company with all requirements of law and of all agreements to which the Company is a party; are, in all material respects, valid, outstanding, and enforceable policies and provide that they will remain in full force and effect through the respective dates set forth in the Company Disclosure Schedule; and will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement.

         6.23. SUPPLIERS AND CUSTOMERS. The relationships of the Company with its suppliers and customers (as a whole) are good commercial working relationships, and no supplier or customer of material importance to the Company or material number of Company customers has canceled or otherwise terminated, or threatened in writing to cancel or terminate, its relationship with the Company or has during the last such twelve months decreased materially, or threatened to decrease or limit materially, its services, supplies, or materials to the Company or its usage or purchase of the services or products of the Company, except for normal cyclical changes related to customers' businesses and industry developments. The Company has no knowledge, and no knowledge of any specific factual circumstances that would cause the Company reasonably to believe, that any such supplier or a material number of customers intends to cancel or otherwise substantially modify its relationship with the Company or to decrease materially or limit its services, supplies, or materials to the Company, or its usage or purchase of the Company's services or products, and the consummation of the transactions contemplated hereby will not, to the Company's knowledge, adversely affect the relationship of the Company with any such supplier or customers. To the Company's knowledge, as of the date hereof, the consummation of the transactions contemplated by this Agreement will not give rise to rights to elect to terminate by the issuer of, any material pending purchase order, including, but not limited to, the purchase order described on Schedule 2(a)(i) of the Contingency Escrow Agreement.

         6.24. EMPLOYMENT OF OFFICERS, EMPLOYEES. Section 6.24 of the Company Disclosure Schedule lists, as of the date hereof, the name, positions, date of hire, current annual salary and other compensation (including but not limited to wages, salary, commissions, normal bonus, deferred compensation, and other extra compensation) payable by the Company to each exempt non-hourly employee of the Company, including the date and amount of the last raise received by such employee. No employee of the Company has notified the Company of his or her intention to terminate employment with the Company.

         6.25. MINUTE BOOKS. The minute books of the Company made available to BUYER for inspection accurately record therein all material actions taken by its Board of Directors, all committees thereof, and its stockholders.

         6.26. BROKERS; FEES. Except for Goldman, Sachs & Co., no finder, broker, agent, or other intermediary has acted for or on behalf of the Company in connection with the negotiation, preparation, execution, or delivery of this Agreement or the consummation of the Merger or the other transactions contemplated hereby. The aggregate liability of the Company and the Surviving Corporation with respect to professional, advisory and other fees that are or will become due and payable, or have been paid, upon consummation of the Merger (including the fees and expenses of Goldman, Sachs & Co. and Wachtell, Lipton, Rosen and Katz) will not exceed the amount set forth in Section 6.26 of the Company Disclosure Schedule.

         6.27. COMPLIANCE WITH OTHER AGREEMENTS, LAWS, ETC. The Company has complied with, and is in compliance with, (i) all laws, statutes, governmental regulations and all judicial or administrative tribunal orders, judgments, writs, injunctions, decrees or similar commands applicable to its business, and
(ii) its Restated Articles of Incorporation and by-laws, respectively, each as amended to date; in the case of the preceding clause (i), except for such instances of noncompliances that would not, individually and in the aggregate, have a Material Adverse Effect on the Company. The Company has not been charged with, or to the Company's knowledge, been under investigation with respect to, any violation of any provision of any federal, state, or local law or administrative regulation. The Company has and maintains and Section 6.27 of the Company Disclosure Schedule sets forth a complete and correct list of, all such material licenses, permits, and other authorizations of governmental authorities as are necessary or desirable for the conduct of its businesses or in connection with the ownership or use of its properties, all of which are in full force and effect, true and complete copies of all of which have previously been made available to BUYER, and, except as would not, individually or in the aggregate, have a Material Adverse Effect on the Company, no such licenses, permits and other authorizations will be affected by the consummation of the Merger and the other transactions contemplated hereby.

         6.28. REGISTRATION RIGHTS. No person has any right to cause the Company to effect the registration under the Securities Act of any shares of Company Common Stock or any other securities of the Company.

         6.29. REORGANIZATION. The Company is not aware of any fact or circumstance that could reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

         6.30. INFORMATION SUPPLIED. None of the information supplied or to be supplied by the Company specifically for inclusion or incorporation by reference in the Registration Statement on Form S-4 to be filed in connection with this Agreement (such Form or any other appropriate form if Form S-4 is not available, the "FORM S-4") will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

         6.31. RETENTION PLAN APPROVAL. Holders of more than 75% of the voting power of all outstanding Company Common Stock (not including for purposes of such calculation any "disqualified individual", as required by Proposed Treasury Regulation 1.280G-1, Q&A-7) have approved the awards to be granted under the Retention Plan.

         7. REPRESENTATIONS AND WARRANTIES OF BUYER AND MERGER SUB.

         BUYER and Merger Sub, jointly and severally, hereby represent and warrant to the Company as follows, subject in each case to such exceptions as are specifically contemplated by this Agreement, the Voting Agreement or the Registration Rights Agreement or as are set forth in the attached Disclosure Schedule of BUYER and Merger Sub (the "BUYER AND MERGER SUB DISCLOSURE SCHEDULE"). Notwithstanding any other provision of this Agreement or the BUYER and Merger Sub Disclosure Schedule, each exception set forth in the BUYER and Merger Sub Disclosure Schedule will be deemed to qualify each representation and warranty set forth in this Agreement (i) that is specifically identified (by cross-reference or otherwise) in the BUYER and Merger Sub Disclosure Schedule as being qualified by such exception, or (ii) with respect to which the relevance of such exception is reasonably apparent on the face of the disclosure of such exception set forth in the BUYER and Merger Sub Disclosure Schedule.

         7.1. INCORPORATION; AUTHORITY. Each of BUYER and Merger Sub (i) is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and (ii) has all requisite corporate power and authority in all material respects to own or lease and operate its properties and to carry on its business as now conducted. BUYER has made available to the Company complete and correct copies of the Certificate of Incorporation and by-laws of BUYER and the Certificate of Incorporation and by-laws of the Merger Sub, in each case with all amendments thereto made through the date hereof.

         7.2. AUTHORIZATION AND ENFORCEABILITY. Each of BUYER and Merger Sub has all requisite power and full legal right and authority (including due approval of its Board of Directors and, if necessary, its stockholders, respectively) to enter into this Agreement, to perform all of its agreements and obligations hereunder, and to consummate the Merger and the other transactions contemplated hereby. This Agreement has been duly executed and delivered by each of BUYER and Merger Sub and constitutes a legal, valid, and binding obligation of each of them, enforceable against each of them in accordance with its terms.

         7.3. GOVERNMENTAL AND OTHER THIRD-PARTY CONSENTS, NON-CONTRAVENTION, ETC. No consent, approval, or authorization or registration, designation, declaration, or filing with any governmental authority, federal or other, or any other person, is required on the part of BUYER or Merger Sub in connection with this Agreement, the Merger, or any of the other transactions contemplated hereby, except (i) for applicable requirements, if any, of the Exchange Act, the Securities Act, state securities or "blue sky" laws and state takeover laws, the HSR Act, the Nasdaq National Market and filing and recordation of appropriate merger documents as required by the TBCA and the Delaware General Corporation Law (the "DGCL"), or (ii) for such consents, approvals or authorizations of or registrations, designations, declarations or filings, the failure to make or obtain would not, individually or in the aggregate, have a Material Adverse Effect on BUYER or Merger Sub. The execution, delivery, and performance of this Agreement and the consummation of such transactions will not violate (a) any provision of BUYER's or Merger Sub's Certificate of Incorporation or by-laws,
(b) any order, judgment, injunction, award or decree of any court or state or federal governmental or regulatory body applicable to BUYER or Merger Sub, or (c) any judgment, decree, order, statute, rule, regulation, agreement, instrument, or other obligation to which BUYER or Merger Sub is a party or by or to which either of them or any of their respective assets is bound or subject, except, in each case, to the extent that the failure to obtain any such consent, approval or authorization would not, individually or in the aggregate, have a Material Adverse Effect on BUYER or Merger Sub.

         7.4. MERGER SUB. Merger Sub has been organized for the specific purpose of engaging in the Merger and the other transactions contemplated hereby and has not incurred any material liabilities, conducted any material business, or entered into any material contracts or commitments, in each case except such as are in furtherance of or incidental to such transactions. The capitalization of Merger Sub consists of 100 shares of common stock, all of which shares are owned directly by BUYER.

         7.5. BUYER'S SEC STATEMENTS, REPORTS AND DOCUMENTS. Since May 24, 2000, BUYER has timely filed with the SEC all forms, reports, registration statements, and documents required to be filed by it under the Securities Act or Exchange Act. BUYER has made available to the Company true and complete copies of (i) the prospectus dated May 24, 2000 filed by BUYER with the SEC on May 25, 2000, (ii) its Quarterly Report on Form 10-Q for its fiscal quarter ended September 30, 2000 (the "SEPTEMBER 2000 10-Q"), and (iii) all other forms, reports (including without limitation annual reports pursuant to Exchange Act Rule 14a-3), registration statements, and documents filed by BUYER with the SEC since May 24, 2000 (collectively, all of the foregoing documents, "BUYER'S SEC REPORTS"). As of their respective dates, BUYER's SEC Reports complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of BUYER's SEC Reports is required to be amended or supplemented as of the date hereof. The financial statements of BUYER included in BUYER's SEC Reports were prepared in conformity with GAAP applied on a consistent basis (except as otherwise stated in the financial statements or, in the case of audited statements, the related report of BUYER's independent certified public accountants) and present fairly, in all material respects, the consolidated financial position, results of operations, changes in stockholders' equity, and cash flows, as applicable, of BUYER and its consolidated Subsidiaries as of the dates and for the periods indicated; subject, in the case of unaudited interim consolidated financial statements included in the September 2000 10-Q, to condensation, the absence of footnote disclosure, and normal, recurring end-of-period adjustments, none of which will be material.

         7.6. CAPITALIZATION. The authorized capital stock of BUYER as of the date hereof consists of 300,000,000 shares of BUYER Common Stock, $0.001 par value per share with one vote per share on all matters on which shareholders are entitled to vote under the DGCL ("BUYER COMMON STOCK") and 5,000,000 shares of BUYER Preferred Stock, $0.01 par value per share. No shares of such Preferred Stock are issued and outstanding. All of the outstanding shares of BUYER Common Stock, except as would not, individually or in the aggregate, have a Material Adverse Effect on BUYER, were issued in compliance with all applicable laws, including securities laws and all applicable preemptive and similar rights of any person. No person has the right to rescind any purchase of any shares of BUYER's capital stock or other securities.

         As of October 18, 2000 (i) 183,308,070 shares of BUYER Common Stock were issued and outstanding, all of which were duly authorized, validly issued, fully paid and non-assessable, and (ii) outstanding options to buy BUYER Common Stock granted pursuant to BUYER's Amended and Restated 1997 Stock Incentive Plan, and BUYER's 2000 Employee Stock Purchase Plan (collectively, the "BUYER STOCK PLANS") are, in the aggregate, not greater than 17,750,000. Since that date, no shares of BUYER Common Stock have been issued except upon the exercise of options granted under the BUYER Stock Plans.

         Except (i) as set forth in BUYER's SEC Reports filed prior to the date hereof, and (ii) for stock options issued pursuant to the BUYER's Stock Plans, there are no agreements or other obligations on the part of BUYER to purchase or sell, no convertible or exchangeable securities, options, warrants or other rights to acquire from BUYER any shares of its capital stock or other securities.

         7.7. LITIGATION. Except as set forth on BUYER's SEC Reports, no litigation, arbitration, action, suit, proceeding, or, to BUYER's knowledge, investigation (whether conducted by any judicial or regulatory body, arbitrator, or other person) is pending or, to BUYER's knowledge, threatened, against BUYER or any of its Subsidiaries, nor is there is any valid basis therefor known to BUYER.

         7.8. ABSENCE OF UNDISCLOSED LIABILITIES. Except to the extent (a) reflected or reserved against in the balance sheet set forth in September 2000 10-Q, or (b) incurred with persons other than any Affiliate of BUYER in the ordinary course of business after the filing date of the September 2000 10-Q, BUYER does not have any liabilities or obligations of any nature (including obligations or liabilities relating to any violation of law), whether accrued, absolute, contingent or otherwise (including, without limitation, liabilities, as guarantor or otherwise, in respect of obligations of others) other than performance obligations with respect to the contracts that would not be required to be reflected or reserved against in a balance sheet prepared in accordance with GAAP or referred to in the footnotes thereto, except such liabilities and obligations that would not, individually or in the aggregate, have a Material Adverse Effect on BUYER.

         7.9. REGISTRATION RIGHTS. No person has any right to cause BUYER to effect the registration under the Securities Act of any shares of Company Common Stock or any other securities of the Company.

         7.10. REORGANIZATION. BUYER is not aware of any fact or circumstance that could reasonably be expected to prevent the Merger from qualifying as a reorganization under Section 368(a) of the Code.

         7.11. CONTRACTS. The BUYER's SEC Reports include as exhibits thereto all material contracts within the meaning of Item 601(10) of Regulation S-K under the Securities Act (the "BUYER MATERIAL CONTRACTS") to which BUYER or Merger Sub is a party or by or to which they or any of their assets or properties are bound or subject. The BUYER Material Contracts are in full force and effect, and (A) BUYER or Merger Sub, as the case may be, is not in material default under or breach of any of them, and (B) to BUYER's knowledge, no other party thereto, is in material default under or breach of any of them, nor to BUYER's knowledge, does any event or condition exist that after notice or lapse of time or both could constitute a default thereunder or breach thereof on the part of BUYER or Merger Sub, or to BUYER's knowledge, any other party thereto. No approval or consent of any person is needed in order that the BUYER Material Contracts continue in full force and effect following the consummation of the Merger and the other transactions contemplated hereby, and no such contract includes any provision, the effect of which may be to terminate (or give rise to a right of termination under) such contract, to enlarge or accelerate any obligations of BUYER or Merger Sub thereunder, or to give additional rights to any other person, upon consummation of the Merger or the other transactions contemplated hereby. BUYER has made available to the Company true, correct, and complete copies of all such BUYER Material Contracts, including all amendments, modifications, and supplements thereto.

         7.12. COMPLIANCE WITH OTHER AGREEMENTS, LAWS, ETC. BUYER and Merger Sub have complied with, and are in compliance with, (i) all laws, statutes, governmental regulations and all judicial or administrative tribunal orders, judgments, writs, injunctions, decrees or similar commands applicable to their respective businesses, and (ii) their Restated Articles of Incorporation and by-laws, respectively, each as amended to date; in the case of the preceding clause (i), except for such instances of noncompliances that, both individually and in the aggregate, would not have a Material Adverse Effect on BUYER. BUYER has not been charged with, or to its knowledge, been under investigation with respect to, any violation of any provision of any federal, state, or local law or administrative regulation. BUYER has and maintains all such material licenses, permits, and other authorizations of governmental authorities as are necessary or desirable for the conduct of its businesses or in connection with the ownership or use of its properties, all of which are in full force and effect, and, except as would not, individually or in the aggregate, have a Material Adverse Effect on BUYER, no such licenses, permits and other authorizations will be affected by the consummation of the Merger and the other transactions contemplated hereby.

         7.13. SAFETY AND ENVIRONMENTAL MATTERS.

                  (a) None of the plants, offices, or properties in or on which BUYER carries on business nor any of the activities carried on by it are in violation of any zoning, health, or safety law or regulation, including without limitation the Occupational Safety and Health Act of 1970, as amended, except for such violations that would not, individually or in the aggregate, have a Material Adverse Effect on BUYER.

                  (b) Except as would not, individually or in the aggregate, have a Material Adverse Effect on BUYER, neither BUYER nor, to the knowledge of BUYER, any operator of any real property presently or formerly owned, leased, or operated by BUYER, is in violation or alleged violation of any Environmental Laws.

                  (c) BUYER has not received written notice from any third party, including without limitation any federal, state, foreign, or local governmental authority, that (i) BUYER has been identified by the EPA as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B (1986); (ii) any Hazardous Substances that BUYER has generated, transported, handled, used, or disposed of has been found in violation of Environmental Laws at any site at which a federal, state, foreign, or local agency or other third party has conducted or has ordered that BUYER conduct a remedial investigation, removal, or other response action pursuant to any Environmental Law; or (iii) BUYER is or will be a named party to any claim, action, cause of action, complaint (contingent or otherwise), or legal or administrative proceeding arising out of any third party's incurrence of costs, expenses, losses, or damages of any kind whatsoever in connection with the release of Hazardous Substances.

                  (d) Except as would not, individually or in the aggregate, have a Material Adverse Effect on BUYER, (i) no portion of any real property presently or formerly owned, leased, or operated by BUYER has been used by BUYER, or to BUYER's knowledge, by any other person, for the handling, usage, manufacturing, processing, storage, or disposal of Hazardous Substances except in accordance with applicable Environmental Laws; and no underground tank or other underground storage receptacle for Hazardous Substances is located on any real property presently owned, leased, or operated by BUYER, or to BUYER's knowledge, any real property formerly owned, leased, or operated by it; (ii) in the course of the activities conducted by BUYER and to BUYER's knowledge, those of any other operators of any real property presently or formerly owned, leased, or operated by BUYER, no Hazardous Substances have been generated, stored, or used on such properties except in accordance with applicable Environmental Laws;
(iii) to BUYER's knowledge, there have been no releases (i.e. any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing, or dumping) or threatened releases of Hazardous Substances on, upon, into, or from any real property presently or formerly owned, leased, or operated by BUYER; (iv) to BUYER's knowledge, there have been no releases on, upon, from, or into any real property in the vicinity of any real property presently or formerly owned, leased, or operated by BUYER that, through soil or groundwater contamination, may have come to be located on, any of the real property presently or formerly owned, leased, or operated by BUYER; and (v) any Hazardous Substances that have been generated by BUYER, or to BUYER's knowledge, any other person, on any real property presently or formerly owned, leased, or operated by BUYER, have been transported offsite only by carriers having an identification number issued by the EPA and treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities, to BUYER's knowledge, have been and are operating in compliance with such permits and applicable Environmental Laws.

                  (e) Except as would not, individually or in the aggregate, have a Material Adverse Effect on BUYER, no real property presently owned, leased, or operated by BUYER, and to BUYER's knowledge, no real property formerly owned, leased, or operated by BUYER, is or will be subject to any environmental cleanup responsibility law or regulation or environmental restrictive transfer law or regulation by reason of the Merger or the other transactions contemplated hereby.

         7.14. INFORMATION SUPPLIED. The Form S-4 (i) will not, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, and (ii) will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder, except that no representation or warranty is made by BUYER or Merger Sub with respect to statements made or incorporated by reference in either the Form S-4 based on information supplied by the Company specifically for inclusion or incorporation by reference therein.

         7.15. INTELLECTUAL PROPERTIES.

                  (a) BUYER owns, or is licensed or otherwise has the right to use all Intellectual Properties (other than off-the-shelf software programs that have not been customized for its use) material to and used in or necessary to the business of BUYER as now being conducted and as presently proposed by BUYER to be conducted (the "BUYER INTELLECTUAL PROPERTIES"), free and clear of all liens, claims and encumbrances, except for such liens, claims and encumbrances as do not materially impair BUYER's ability to use, exploit, license and distribute such BUYER Intellectual Properties. BUYER possesses (or has the right to obtain access pursuant to an escrow agreement) the source codes and all related programs and documentation sufficient to recreate the current and next most recent versions of any BUYER Intellectual Properties that BUYER has licensed from other Persons.

                  (b) BUYER's Products, including all software, are free from material defects and perform in substantial accordance with all published specifications (if any).

                  (c) BUYER has not granted any third party any right to license any of BUYER's Products except under valid and binding Software License Agreements.

                  (d) No third party has been licensed to use, or has lawful access to, any source code developed in respect of BUYER's Products, except escrow agreements entered into in the ordinary course of business.

                  (e) No product liability or warranty claims have been communicated in writing to or threatened in writing against BUYER, other than those encountered from time to time in the ordinary course of business.

                  (f) To BUYER's knowledge, there is and has been no material unauthorized use, disclosure, infringement or misappropriation of any BUYER Intellectual Properties owned by BUYER by any third party. To BUYER's knowledge, none of BUYER Intellectual Properties owned by BUYER or licensed to BUYER on an exclusive basis is being infringed by others, or is subject to any outstanding order, decree, judgment, or stipulation. No litigation (or other proceedings in or before any court or other governmental, adjudicatory, arbitral, or administrative body) relating to BUYER Intellectual Properties owned by BUYER or licensed to

BUYER on an exclusive basis is pending, nor to BUYER's knowledge, threatened against BUYER. BUYER maintains reasonable security measures for the preservation of the secrecy and proprietary nature of such of its BUYER Intellectual Properties that constitute trade secrets or other confidential information.

                  (g) To BUYER's knowledge, BUYER has not infringed or made unlawful use of, and is not infringing or making unlawful use of, any Intellectual Properties of any other person. No litigation (or other proceedings in or before any court or other governmental, adjudicatory, arbitratory, or administrative body) charging BUYER with infringement or unlawful use of any Intellectual Properties is pending, or to BUYER's knowledge, threatened against BUYER.

                  (h) To BUYER's knowledge, all of BUYER's material information technology systems and material non-information technology embedded systems (including systems or technology currently under development) will record, store, process, calculate and present calendar dates falling on and after (and, if applicable, during spans of time including) January 1, 2000, and will calculate any information dependent on or relating to such date in the same manner, and with the same functionality, data integrity and performance, as the information technology systems and non-information technology embedded systems record, store, process, calculate and present, calendar dates on or before December 31, 1999, or calculate any information dependent on or relating to such date.

                  (i) Except as would not, individually or in the aggregate, have a Material Adverse Effect on BUYER, each person presently or previously employed by BUYER (including independent contractors, if any) with access authorized by BUYER to confidential information relating to BUYER Intellectual Properties has executed a confidentiality and non-disclosure agreement pursuant to an agreement substantially in the form of agreement previously provided to the Company or its representatives, or is otherwise legally bound to preserve the confidentiality of such information, and such confidentiality and non-disclosure agreements constitute valid and binding obligations of BUYER and, to BUYER's knowledge, of such person, enforceable in accordance with their respective terms. Except as would not, individually or in the aggregate, have a Material Adverse Effect on BUYER, all BUYER Intellectual Properties that are owned by BUYER were written, developed and created solely and exclusively by employees of BUYER (and all rights in and to all BUYER Intellectual Properties are owned by BUYER) without the assistance of any third party or entity OR were created by or with the assistance of third parties who assigned ownership of their rights (including all intellectual property rights) in such BUYER Intellectual Properties to BUYER by means of valid and enforceable consultant confidentiality and invention assignment agreements.

                  (j) All use, disclosure or appropriation by BUYER (or its employees or agents) of Confidential Information owned by BUYER and licensed to a third party has been pursuant to the terms of a written agreement between BUYER and such third party. All use, disclosure or appropriation by BUYER (or its employees or agents) of Confidential Information not owned by BUYER has been made pursuant to the terms of a written agreement between BUYER and the owner of such Confidential Information, or is otherwise lawful.

                  (k) To the knowledge of BUYER, all of Company's patents, patent rights, copyrights, trademarks, trade names or Internet domain name registrations related to or in BUYER Products are valid and in full force and effect in all material respects; and consummation of the transactions contemplated by this Agreement will not alter or impair any such rights.

                  (l) As used in this Section 7.15: "PRODUCTS" means all products, including all software, now being manufactured or sold by BUYER, and those products and software currently under development by BUYER and which are material to the business of BUYER.

         7.16. TAXES.

                  (a) ELECTIONS. All material elections with respect to Taxes (including without limitation any elections under Sections 108(b)(5), 338(g), 565, 936(a), or 936(e) of the Code, or Treasury Regulation (as defined in
Section 17.1) Sections 1.1502-20(g) or 1.1502-32(f)(2)) affecting BUYER and its Subsidiaries are described in Section 7.16(a) of BUYER and Merger Sub Disclosure.

                  (b) FILING OF TAX RETURNS AND PAYMENT OF TAXES. BUYER and its Subsidiaries have timely filed (taking into account any extensions of time in which to file) all Tax Returns (as defined in Section 17.1) required to be filed by them, each such Tax Return has been prepared in compliance with all applicable laws and regulations, and all such Tax Returns are true, accurate and complete in all material respects. All Taxes due and payable by BUYER and its Subsidiaries whether or not shown on any Tax Returns have been paid, and BUYER and its Subsidiaries will not be liable for any additional Taxes in respect of any taxable period ending on or before the Closing Date in an amount that exceeds the corresponding reserve therefor, if any, reflected in the accounting records of BUYER and its Subsidiaries. The BUYER and its Subsidiaries have made available to the Company correct and complete copies of all Tax Returns filed by or with respect to them with respect to taxable periods ended on or after December 31, 1997.

                  (c) AUDIT HISTORY. With respect to each taxable period of BUYER and its Subsidiaries ended on or before December 31, 1997, each such taxable period has closed and such taxable period is not subject to review by any relevant taxing authorities.

                  (d) DEFICIENCIES. No deficiency or proposed adjustment in respect of Taxes that has not been settled or otherwise resolved has been asserted or assessed in writing by any taxing authority against BUYER or its Subsidiaries.

                  (e) LIENS. There are no Liens for Taxes (other than current Taxes not yet due and payable) on the assets of BUYER or its Subsidiaries.

                  (f) EXTENSIONS TO STATUTE OF LIMITATIONS FOR ASSESSMENT OF TAXES. Neither BUYER nor any of its Subsidiaries has consented to extend the time in which any Tax may be assessed or collected by any taxing authority.

                  (g) EXTENSIONS OF THE TIME FOR FILING TAX RETURNS. Neither BUYER nor any of its Subsidiaries has requested or been granted an extension of the time for filing any Tax Return to a date on or after the Closing Date.

                  (h) PENDING PROCEEDINGS. There is no action, suit, taxing authority proceeding, or audit with respect to any Tax now in progress, pending, or to BUYER's or any of its Subsidiaries' knowledge, threatened, against or with respect to BUYER or any of its Subsidiaries.

                  (i) NO FAILURES TO FILE TAX RETURNS. To BUYER's or any of its Subsidiaries' knowledge, no claim has ever been made by a taxing authority in a jurisdiction where BUYER or any of its Subsidiaries does not pay Tax or file Tax Returns that BUYER or any of its Subsidiaries is or may be subject to Taxes assessed by such jurisdiction.

                  (j) MEMBERSHIP IN AFFILIATED GROUPS, ETC. Neither BUYER nor any of its Subsidiaries has ever been a member of any affiliated group of corporations (as defined in Section 1504(a) of the Code), other than a group of which BUYER or any of its Subsidiaries is or was the common parent, or filed or been included in a combined, consolidated, or unitary Tax Return, other than with respect to a combined, consolidated or unitary group of which BUYER or any of its Subsidiaries is or was the common parent.

                  (k) ADJUSTMENTS UNDER SECTION 481. Neither BUYER nor any of its Subsidiaries will be required, as a result of a change in method of accounting for any period ending on or before the Closing Date, to include any adjustment under Section 481(c) of the Code (or any similar or corresponding provision or requirement under any Tax law) in taxable income for any period ending on or after the Closing Date.

                  (l) TAX SHARING, ALLOCATION, OR INDEMNITY AGREEMENTS. Neither the Company nor any of its Subsidiaries is a party to or bound by any Tax sharing or allocation agreement or has any current or potential contractual obligation to indemnify any other person with respect to Taxes.

                  (m) WITHHOLDING TAXES. BUYER and its Subsidiaries have withheld and paid all Taxes required to have been withheld and paid by them in connection with amounts paid or owing to any employee, creditor or other person.

                  (n) FOREIGN PERMANENT ESTABLISHMENTS AND BRANCHES. Neither BUYER nor any of its Subsidiaries has a permanent establishment in any foreign country, as defined in the relevant tax treaty between the United States of America and such foreign country, and does not otherwise operate or conduct business through any branch in any foreign country.

                  (o) U.S. REAL PROPERTY HOLDING CORPORATION. Neither BUYER nor any of its Subsidiaries is or has been a United States real property holding corporation within the meaning of Code Section 897(c)(2), during the applicable period specified in Code Section 897(c)(1)(A)(ii).

                  (p) TAX-EXEMPT USE PROPERTY. None of the property owned by BUYER or any of its Subsidiaries is "tax-exempt use property" within the meaning of Section 168(h) of the Code.

                  (q) SECURITY FOR TAX-EXEMPT OBLIGATIONS. None of the assets of BUYER or any of its Subsidiaries directly or indirectly secures any indebtedness, the interest on which is tax-exempt under Section 103(a) of the Code, and neither BUYER nor any of its Subsidiaries is directly or indirectly an obligor or a guarantor with respect to any such indebtedness.

                  (r) SECTION 341(f) CONSENT. Neither BUYER nor any of its Subsidiaries has filed a consent under Code Section 341(f) concerning collapsible corporations.

                  (s) PARACHUTE PAYMENTS. Neither BUYER nor any of its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments, that will not be deductible under Code Sections 162(m) or 280G.

                  (t) OTHER PERSONS. Neither BUYER nor any of its Subsidiaries is presently liable for the Taxes of another person (i) under Treasury Regulation Section 1.1502-6 (or comparable provision of state, local or foreign law), (ii) as transferee or successor or (iii) by contract or indemnity or otherwise.

         7.17. SUPPLIERS AND CUSTOMERS. The relationships of BUYER with its suppliers and customers (as a whole) are good commercial working relationships, and no supplier or customer of material importance to BUYER or material number of BUYER's customers has canceled or otherwise terminated, or threatened in writing to cancel or terminate, its relationship with BUYER or has during the last such twelve months decreased materially, or threatened to decrease or limit materially, its services, supplies, or materials to BUYER or its usage or purchase of the services or products of BUYER, except for normal cyclical changes related to customers' businesses and industry developments. BUYER has no knowledge, and no knowledge of any specific factual circumstances that would cause BUYER reasonably to believe, that any such supplier or a material number of customers intends to cancel or otherwise substantially modify its relationship with BUYER or to decrease materially or limit its services, supplies, or materials to BUYER, or its usage or purchase of BUYER's services or products, and the consummation of the transactions contemplated hereby will not, to BUYER's knowledge, adversely affect the relationship of BUYER with any such supplier or customers.

         7.18. BROKERS. Except for Robertson Stephens, Inc., no finder, broker, agent, or other intermediary has acted for or on behalf of BUYER or Merger Sub in connection with the negotiation, preparation, execution, or delivery of this Agreement or the consummation of the Merger or the other transactions contemplated hereby.

         8. MUTUAL COVENANTS.

         8.1. SATISFACTION OF CONDITIONS. Each of the parties will use its reasonable best efforts to cause the satisfaction as promptly as practicable of the conditions contained in

Sections 11 through 13 of this Agreement that impose obligations on it or require action on its part or the part of any of its stockholders or Affiliates.

         8.2. FURTHER ASSURANCES. Subject to the terms and conditions set forth in this Agreement, from time to time both before and after the Effective Time, each of the parties will use its reasonable best efforts, as promptly as is practicable to take or cause to be taken all actions, and to do or cause to be done all other things, as are necessary, proper, or advisable to consummate and make effective the Merger and the other transactions contemplated hereby. In the event the Secretary of State of the State of Texas raises any technical objection to the terms of this Agreement as part of the Articles of Merger, the parties hereto agree to restate and amend this Agreement to eliminate such objection so long as such amendment does not adversely affect any party hereto.

         8.3. HSR ACT. Each of the parties will:

                  (a) as promptly as is practicable, but in any event within five (5) business days following the execution of this Agreement, make its required filings under the HSR Act (as defined in Section 17.1);

                  (b) as promptly as is practicable after receiving any governmental request under the HSR Act for additional information, documents, or other materials, use its reasonable best efforts to comply with such request;

                  (c) cooperate with the other in connection with resolving any governmental inquiry or investigation relating to their respective HSR Act filings, the Merger, or any related inquiry or investigation;

                  (d) promptly inform the other of any communication with, and any proposed understanding, agreement, or undertaking with any governmental entity relating to their respective HSR Act filings, the Merger, or any related inquiry or investigation;

                  (e) to the extent reasonably practicable, give the other reasonable advance notice of, and the opportunity to participate in (directly or through its representatives), any meeting or conference with any governmental entity relating to their respective HSR Act filings, the Merger, or any related inquiry or investigation;

                  (f) use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Merger and the transactions contemplated hereby, including, without limitation, using its reasonable best efforts to obtain all permits, consents, approvals, authorizations, qualifications and orders of governmental authorities as are necessary for the consummation of the Merger and the other transactions contemplated hereby and to fulfill the conditions set forth in Sections 11 through 13; PROVIDED that neither BUYER nor the Company will be required by this Section 8.3(f) to take any action that would have a Material Adverse Effect on the Company or BUYER, including entering into any consent decree, hold separate orders or other arrangements that would have a Material

Adverse Effect on the Company or BUYER. In case, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall use their reasonable best efforts to take all such action; and

                  (g) cooperate and use its reasonable best efforts to vigorously contest and resist any action, including administrative or judicial action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) that is in effect and that restricts, prevents or prohibits consummation of the Merger and the other transactions contemplated hereby, including, without limitation, by vigorously pursuing all available avenues of administrative and judicial appeal.

         8.4. REORGANIZATION TREATMENT. None of the parties shall take any action which could reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

         8.5. PUBLIC ANNOUNCEMENTS. BUYER and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the Merger and related transactions and shall not issue any such press release or make any such public statement prior to such consultation, except that BUYER may make such public statements or announcements that may be required by applicable law or the rules of the Nasdaq Stock Market ("NASDAQ") or the National Association of Securities Dealers, Inc. The parties have agreed on the text of a joint press release by which BUYER and the Company will announce the execution of this Agreement.

         8.6. REGULATORY MATTERS. BUYER shall promptly prepare and file with the SEC the Form S-4. BUYER shall use its reasonable best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing, and the Company shall thereafter mail or deliver the prospectus included in the Form S-4 to its stockholders. BUYER shall use its reasonable best efforts to obtain all necessary state securities law or "blue sky" permits and approvals required to carry out the transactions contemplated by this Agreement, and the Company shall furnish all information concerning the Company and the holders of Company Capital Stock as may be reasonably requested in connection with any such action. Notwithstanding the foregoing, in no event shall BUYER be required to file the Form S-4, or cause it to become effective, unless and until it has been provided with all financial statements of the Company required to be included therein, in form and substance satisfactory to BUYER together with all consents to the use thereof required to complete the filing and effectiveness of the Form S-4. BUYER agrees to keep the Company informed as to the status of the Form S-4 and to advise the Company, promptly after BUYER receives notice, of the time when the Form S-4 has become effective or any supplement or amendment has been filed, of the issuance of any stop order or any request by the SEC for amendment of the Form S-4 or comments thereon and responses thereto or requests by the SEC for additional information. BUYER shall provide the Company with reasonable opportunity to review and comment on the Form S-4, and any amendment thereto, before filing such document with the SEC, PROVIDED, that the ultimate editorial control over the Form S-4 shall remain with BUYER.

         8.7. NASDAQ QUOTATION. BUYER shall use its reasonable best efforts to cause the shares of BUYER Common Stock to be issued in the Merger (including the shares held in Escrow) to be authorized for quotation on Nasdaq, subject to official notice of issuance, prior to the Effective Time.

         9. CONDUCT OF THE COMPANY'S BUSINESS PENDING THE CLOSING. The Company covenants and agrees that, from and after the date of this Agreement and until the Closing, except as otherwise specifically consented to or approved by BUYER in writing, which consent shall not be unreasonably withheld or delayed, or as set forth in Section 9 of the Company Disclosure Schedule:

         9.1. FULL ACCESS. The Company will afford to BUYER and its authorized representatives, upon reasonable notice, all access during normal business hours to all properties, books, records, contracts, and documents of the Company as BUYER may reasonably request and a complete opportunity to make such investigations as they will reasonably desire to make of the Company, and the Company will furnish or cause to be furnished to BUYER and its authorized representatives all such information with respect to the affairs and businesses of the Company as BUYER may reasonably request, except to the extent that such access and opportunity cannot be provided and such information can be furnished without unreasonably interfering with the business of the Company. All information obtained by BUYER pursuant to this Section 9.1 shall be kept confidential in accordance with the confidentiality agreement, dated August 23, 2000 (the "CONFIDENTIALITY AGREEMENT"), between BUYER and the Company. No investigation pursuant to this Section 9.1 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto.

         9.2. CARRY ON IN REGULAR COURSE. The Company will maintain its owned and leased properties in good operating condition and repair, will make all necessary renewals, additions, and replacements thereto, will carry on its businesses diligently and substantially in the same manner as heretofore conducted, and will not make or institute any material new, unusual, or novel methods of manufacture, purchase, sale, lease, management, accounting, or operation, except to the extent to comply with outstanding contractual obligations otherwise disclosed in this Agreement or as permitted by this Agreement. Except as set forth in Section 9.2 of the Company Disclosure Schedule, the Company will not incur material additional Indebtedness.

         9.3. NO DIVIDENDS, ISSUANCES, REPURCHASES, ETC. The Company will not declare, set aside, or pay any dividends (whether in cash, shares of stock, other property, or otherwise) on, or make any other distribution in respect of, any shares of its capital stock or other securities, or issue, purchase, redeem, or otherwise acquire for value any shares of its capital stock or other securities, except that (i) the Company may issue shares of the Company Common Stock upon exercise of Company Options or Company Warrants in accordance with the respective terms thereof, and (ii) the Company may issue additional options to purchase up to an aggregate of 1,000,000 shares of Company Common Stock under the Company Option Plan to existing non-executive officer employees and new employees.

         9.4. NO COMPENSATION CHANGES. Other than as required by applicable law, as set forth in Section 9.4 of the Company Disclosure Schedule or as required by this Agreement, the

Company will not increase the compensation payable or to become payable to any of its officers or directors or (except for increases made in the usual and ordinary course of business and consistent with past practices) any of its key employees or agents, or increase any bonus, insurance, pension, or other benefit plan, payment, or arrangement made to, for, or with any such officers, directors, key employees or agents, nor, except in the ordinary course, will it effect any general or uniform increase in the compensation payable or to become payable to its employees, including without limitation any increase in the benefits under any bonus or pension plan or other contract or commitment.

         9.5. CONTRACTS AND COMMITMENTS. The Company will not enter into any contract or commitment, or engage in any other transaction, with any of its Affiliates, other than in the usual and ordinary course of business and consistent with its normal past business practices.

         9.6. PURCHASE AND SALE OF CAPITAL ASSETS. The Company will not purchase, lease as lessee, license as licensee, or otherwise acquire any interest in, or sell, lease as lessor, license as licensee, or otherwise dispose of any interest in, any capital asset(s) (i) other than in the ordinary course of business, and having a market value in excess of $50,000 in any instance, or in excess of $250,000 in the aggregate, or (ii) other than to the extent necessary in order to comply with outstanding contractual obligations under agreements specified in Section 6.21 of the Company Disclosure Schedule, or under similar agreement entered into subsequent to the date hereof in compliance with this Agreement. The Company shall not engage in any sale-leaseback transactions with an aggregate value in excess of $1,000,000.

         9.7. NO INVESTMENTS. The Company will not establish any Subsidiary or make or commit to make any investment in any Subsidiary or other person.

         9.8. INSURANCE. The Company will maintain in all material respects the insurance policies described in Section 6.23 of the Company Disclosure Schedule or, in the event of expiration of any such policies prior to the Closing Date, use its best efforts to replace such expired policies with policies with similar (and no less favorable) terms (including coverage amounts, deductibles and exclusions) with financially sound and reputable insurance companies, funds or underwriters.

         9.9. PRESERVATION OF ORGANIZATION. The Company will use its reasonable best efforts to preserve its business organization intact, to keep available for the benefit of the Surviving Corporation its present officers and key employees and consultants, and to preserve for the benefit of the Surviving Corporation its present business relationships with its material suppliers and customers and others having business relationships with it.

         9.10. NO DEFAULT. The Company will not take or omit to take any action, or permit any action or omission to act, within the Company's reasonable control, that would cause a default under or a material breach of any of its contracts, commitments, or obligations which default or breach would, individually or in the aggregate with all other such defaults or breaches, have a Material Adverse Effect on the Company.

         9.11. ADVICE OF CHANGE. The Company will promptly advise BUYER in writing of the occurrence or existence of any events or circumstances that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company.

         9.12. NO SHOP. From the date hereof until May 31, 2001, the Company will not and will use its best efforts to cause its officers, directors, employees, investment bankers, attorneys, consultants and other agents or representatives to not, negotiate for, solicit, discuss (other than to decline a soliciting party's offer to enter into such a discussion), negotiate, or enter into any agreement or understanding, whether or not binding, with respect to the issuance, sale, or transfer of any of the capital stock (other than pursuant to the Company Option Plan or with respect to other securities existing as of the date hereof) or the assets of the Company (other than sales of inventory or other assets in the ordinary course of business) or any merger or other business combination of the Company, to or with any person other than BUYER and Merger Sub. Notwithstanding the foregoing, nothing in this Section 9.12 shall be deemed to prohibit the Company's officers, directors, employees, investment bankers, attorneys, consultants and other agents or representatives from relaying the contents, or informing themselves as to the terms of, an unsolicited offer to the Company Stockholders to the extent such persons reasonably determine, upon advice of counsel, such action is required by their fiduciary duty under applicable law.

         9.13. STOCKHOLDERS MEETING. As soon as practicable after the effective date of the Form S-4, the Company shall call a special meeting of the Company Stockholders to consider and vote upon the approval of this Agreement and the Merger and the other transactions contemplated hereby. Subject to the fiduciary duties of the Company's Board of Directors under applicable law the Company shall recommend to its stockholders the approval of this Agreement and the Merger and the other transactions contemplated hereby and shall use its reasonable best efforts to solicit and obtain the requisite vote of approval. Nothing in this Section 9.13 shall be deemed to amend or modify the obligations of any party under any separate agreement between the Company and/or BUYER, including but not limited to the Voting Agreement.

         9.14. CONSENT OF THIRD PARTIES. The Company shall employ its reasonable best efforts to secure, before the Closing, the consent, in form and substance reasonably satisfactory to BUYER, to the consummations of the transactions contemplated by the Agreement by each party to any contract, commitment or obligation of the Company, in each case under which such consent is required, and BUYER shall cooperate with the Company in securing such consents as reasonably required.

         9.15. DISCLOSURE SUPPLEMENTS. From time to time before the Closing, and in any event immediately before the Closing, the Company will promptly advise BUYER in writing of any matter hereafter arising or becoming known to any of them that, if existing, occurring, or known at or before the date of this Agreement, would have been required to be set forth or described in the Company Disclosure Schedule, or that is necessary to correct any information in the Company Disclosure Schedule that is or has become inaccurate.

         9.16. 401(k) PLAN. BUYER and the Company, if requested by BUYER, shall cooperate, including by causing their respective boards of directors to take appropriate actions, in order to provide for an orderly transition with respect to the Company's 401(k) plan to another plan maintained by or on behalf of BUYER or its affiliates including, if required, to initiate termination.

         9.17. VESTING. The Company, if reasonably requested by BUYER, shall take all necessary action to cause all convertible or exchangeable securities, options, warrants, or other rights to acquire from the Company any shares of its capital stock or other securities held by non-employees to become fully vested and exercisable immediately prior to Closing.

         9.18. DASH. The Company shall issue options to purchase Company Common Stock under the Company's Amended and Restated 1998 Equity Incentive Plan (the "COMPANY OPTION PLAN") to all employees of the Company who have received notice that they would receive contingent grants under the Company Option Plan in connection with the Company's "DASH" and "DASH-like" programs and related programs instituted under the Company Option Plan, but only to the extent that the contingencies relating to such grants have been satisfied prior to the Effective Time in any manner that would lead to the issuance of some or all of such options in accordance with such notice.

         10. BUYER'S AND MERGER SUB'S COVENANTS. BUYER and Merger Sub covenant and agree that, except as otherwise specifically consented to or approved by the Company in writing, such consent or approval not to be unreasonably withheld or delayed:

         10.1. FULL ACCESS. BUYER will afford the Company and its authorized representatives, upon reasonable notice, full access during normal business hours to all properties, books, records, contracts and documents of BUYER and a full opportunity to make such investigations as they will desire to make of BUYER, and BUYER will furnish or cause to be furnished to the Company and its authorized representatives all such information with respect to the affairs and businesses of BUYER as the Company reasonably requests, except to the extent that such access and opportunity cannot be provided and such information can be furnished without unreasonably interfering with the business of BUYER. All information obtained by the Company pursuant to this Section 10.1 shall be kept confidential in accordance with the Confidentiality Agreement. No investigation pursuant to this Section 10.1 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto.

         10.2. COMPLIANCE WITH LAWS. BUYER and each of its Subsidiaries will duly comply in all material respects with all applicable laws, regulations, and orders.

         10.3. ADVICE OF CHANGE. BUYER will promptly advise the Company in writing of the occurrence or existence of any events or circumstances that would reasonably be expected to have a Material Adverse Effect on BUYER.

         10.4. CONSENT OF THIRD PARTIES. BUYER shall employ its reasonable best efforts to secure, before the Closing, the consent, in form and substance reasonably satisfactory to the Company and the Company's counsel, to the consummation of the transactions contemplated by the Agreement, by each party to any material contract, commitment or obligation of BUYER, in each case under which the failure of which to obtain such consent would have a Material Adverse Effect on BUYER.

         10.5. EXEMPTION FROM LIABILITY UNDER SECTION 16. The Board of Directors of BUYER, or a committee of non-employee directors thereof (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act) shall, reasonably promptly after the date hereof, and in any event prior to the Effective Time, adopt a resolution providing that the receipt by those officers and directors of the Company who may be subject to the reporting requirements of Section 16(a) of the Exchange Act following the Effective Time (the "COMPANY INSIDERS") of BUYER Common Stock in the Merger or the exercise of BUYER Exchange Options, in each case pursuant to the transactions contemplated hereby, are intended to be exempt transactions under Rule 16(b)-3.

         10.6. DISCLOSURE SUPPLEMENTS. From time to time before the Closing, and in any event immediately before the Closing, BUYER will promptly advise the Company in writing of any matter hereinafter arising or becoming known to BUYER that, if occurring, or known to BUYER at or before the date of this Agreement, would have been required to be set forth or described in the BUYER and Merger Sub Disclosure Schedule, or that is necessary to correct any information in the BUYER and Merger Sub Disclosure Schedule that is or has become inaccurate.

         10.7. DIRECTOR AND OFFICERS INSURANCE.

                  (a) For six years after the Effective Time, BUYER shall, or shall cause the Surviving Corporation to, indemnify and hold harmless each present and former officer and director of the Company in respect of acts and omissions occurring at or prior to the Effective Time to the fullest extent permitted by applicable law, PROVIDED that any such indemnification shall be subject to any limitation imposed from time to time under applicable law. In furtherance thereof, BUYER shall cause the Articles of Incorporation and By-laws of the Surviving Corporation to contain provisions indemnifying and exculpating officers and directors to the maximum extent permitted by law, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely effect the rights thereunder of any individuals who, immediately prior to the Effective Time, were officers, directors and/or employees of the Company.

                  (b) BUYER shall cause to be maintained in effect for a period of six years from the Effective Time the current policies of directors' and officers' liability insurance maintained by the Company (provided that BUYER may substitute therefor policies of at least the same coverage containing terms and conditions which are not materially less advantageous) with respect to matters or events occurring prior to the Effective Time; PROVIDED, HOWEVER, that in no event shall BUYER be required to expend more than an amount per year equal to 150% of current annual premiums paid by the Company to maintain or procure insurance coverage pursuant to the terms hereof; and, PROVIDED, FURTHER, that if the annual premiums of such insurance coverage exceed such amount, the Surviving Corporation shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount.

                  (c) BUYER shall, or shall cause the Surviving Corporation to, to the fullest extent permitted by applicable law, advance reasonably incurred fees and expenses (including reasonable attorneys' fees) incurred in connection with any indemnification provided for pursuant to Section 10.7(a), PROVIDED the person to whom such expenses are advanced provides a customary undertaking complying with applicable law to repay such advances if it is ultimately determined that such person is not entitled to indemnification).

                  (d) Nothing in this Agreement is intended to, shall be construed to or shall release, waive, or impair any rights to directors' and officers' insurance claims under any policy that is or has been in existence with respect to the Company or any of its officers, directors or employees, it being understood that the indemnification provided for in this Section 10.7 is not prior to or in substitution for any such claim under such policies.

         10.8. MANAGEMENT COVENANTS.

                  (a) MANAGEMENT OF OPERATIONS. From and after the Effective Time, and until the earlier of (i) full release of the Escrowed and Earn-Out Shares to the Company Stockholders or to BUYER (other than any Indemnity Shares or Second Indemnity Shares, as such terms are defined in the Contingency Escrow Agreement) pursuant to the terms of the Contingency Escrow Agreement, or (ii) December 31, 2002 (such period, the "EARN-OUT PERIOD"), the Surviving Corporation shall be operated as an operating division of BUYER. During the Earn-Out Period and until the termination of her employment with the Surviving Corporation, Anousheh Ansari or Hamid Ansari as her successor, if appointed as such pursuant to paragraph (e) below (the "MANAGER"), shall have discretion to manage the day-to-day business affairs and operations of the Surviving Corporation, reporting directly only to the Chief Executive Officer of BUYER (the "CEO"), PROVIDED that such business affairs and operations are managed in the ordinary course and in a manner consistent with the past practices of the Company, and general guidelines mutually established by the Manager and the CEO (such discretion subject to such limitations being referred to herein as the "GENERAL MANAGEMENT AUTHORITY"). Without limiting the generality of the foregoing, the General Management Authority shall include the discretion and authority to:

                  (1) make personnel decisions for the Surviving Corporation other than with respect to the Manager, including with respect to hiring, promotion, dismissal and compensation and benefits of the Surviving Corporation's senior executives and other employees within guidelines mutually established by BUYER and the Manager for Surviving Corporation (which such guidelines shall take into account the market conditions in Richardson, Texas), subject to the terms of those certain employment agreements, of even date herewith, by and between BUYER and each of those persons set forth in Section
10.8 of the BUYER and Merger Sub Disclosure Schedule (the "EMPLOYMENT AGREEMENTS");

                  (2) determine appropriate, commercially reasonable pricing structures and sales and marketing strategies with respect to the Surviving Corporation's products;

                  (3) negotiate and enter into commercially reasonable agreements with customers, suppliers and other vendors (including with respect to the selection of development tools and embedded third party software and hardware) on behalf of the Surviving Corporation;

                  (4) determine the location within the Richardson, Texas area of the principal executive offices and principal place of business of the Surviving Corporation;

                  (5) determine the architecture, design and other technical aspects specifications of the Surviving Corporation's products, as well to determine the development schedules and priorities thereof;

                  (6) enter into partnerships and teaming arrangements with third-party vendors, including third parties that compete with BUYER (including those set forth in Section 10.8(a)(6) of the BUYER and Merger Sub Disclosure Schedule), in order to provide integrated solutions to customers if necessary to accomplish the Surviving Corporation's business objectives, PROVIDED, that the Manager shall be required to secure the prior written consent of the CEO before entering any such partnerships or teaming arrangements, except in the case of
(i) those partnerships and teaming arrangements set forth in Section 10.8(a)(6) of the Company Disclosure Schedule; (ii) teaming arrangements and partnerships entered into with respect to customers that had made a hardware decision before commencement of the Surviving Corporation's sales process, and not selected BUYER's products; or (iii) teaming arrangements and partnerships entered into with respect to a customer where the Surviving Corporation has used its reasonable best efforts to cause the customer to select BUYER's products and such customer has selected another hardware provider;

                  (7) continue and expand the Surviving Corporation's interoperability laboratory efforts; and

                  (8) determine appropriate staffing levels to support the Surviving Corporation's product development calendar and sales and marketing efforts.

                  (b) RESERVATION. Notwithstanding anything to the contrary herein, the General Management Authority shall not include, and the Manager shall not have, without the prior written consent of the CEO, any discretion to:

                  (1) adopt or change any accounting procedures or methods of the Surviving Corporation, including with respect to establishment of internal controls, procedures and reporting systems;

                  (2) dispose of any material asset of the Surviving Corporation, whether tangible or intangible, other than dispositions in the ordinary course in connection with the fulfillment of customer orders and service contracts or otherwise in the ordinary course;

                  (3) acquire, whether through purchase or lease, any assets in excess of $500,000, whether tangible or intangible, except in connection with fulfillment of customer orders or contracts in the ordinary course or ordinary course purchases of equipment in connection with research and development;

                  (4) acquire (whether by means of a merger, consolidation, or acquisition of stock or assets) any interest in any other person (except for any securities issued to the Surviving Corporation in connection with payment for any products or services sold or provided by the Surviving Corporation);

                  (5) incur any indebtedness for borrowed money, or assume, guarantee, pledge or endorse, or otherwise as an accommodation become responsible for, the obligations of any other person, except for the receipt of trade credit in the ordinary course of business, consistent with past practices;

                  (6) establish any policies that conflict with, or fail to adopt, BUYER's corporate-wide policies with respect to BUYER's position as a public company (e.g., policies regarding conflicts of interest, stock trading, political contributions, etc.); and

                  (7) make any personnel decisions, inconsistent with (a) the employment agreements of those employees of the Surviving Corporation set forth on Section 10.8 of the BUYER and Merger Sub Disclosure Schedule attached hereto, including terminating the employment of any such employees for any reason or no reason, or (b) paragraph (a)(1) or (a)(8) above.

         In addition, in no event shall the Manager take any action in contradiction of any material written policies of BUYER of which the Manager has been informed, or any material unwritten policies of which the Manager is aware, without first consulting with the CEO on such action.

                  (c) BUYER'S OBLIGATIONS. During the Earn-Out Period, BUYER agrees (1) to fund those operations of the Surviving Corporation relating to the Company's Intelligent IP softswitch software product, and as necessary to complete the Company's existing contractual obligations, as referenced in
Section 6.20 of the Company Disclosure Schedule, to deliver other products and services, in each case in accordance with reasonable budgets reflective of past practice and anticipated growth, and to discuss in good faith any modifications to such budgets as may be appropriate, and (2) to provide reasonable cooperation with the Surviving Corporation in the areas of technical assistance, contract negotiations, identification of appropriate third-party vendors, and customer sales and marketing efforts. Notwithstanding anything to the contrary in paragraph (a), nothing set forth in the grant of the General Management Authority shall require BUYER to provide any funding, support or cooperation in addition to or in excess of that required pursuant to this paragraph (c).

                  (d) LIMITATION ON CERTAIN RESTRUCTURING BY BUYER. During the Earn-Out Period, without the written consent of the Manager (or if there is no Manager, the Stockholder Representatives), BUYER shall not cause other existing operating units, or acquired businesses, of BUYER to be included in the Surviving Corporation, or cause operating units of the Surviving Corporation to be moved to BUYER or another subsidiary of BUYER.

                  (e) SUCCESSION. Anousheh Ansari shall be the initial Manager. In the event that Anousheh Ansari ceases to serve in her position as Vice President and General Manager of BUYER as a result of her death or disability, BUYER shall offer the such position to Hamid Ansari and if Hamid Ansari accepts, thereafter Hamid Ansari shall be the Manager and the provisions of this Section
10.8 shall apply with respect to Hamid Ansari as such. If Hamid Ansari declines or is unable to serve as Manager for the remainder of the Earn-Out Period, BUYER shall be released from its obligations under this Section 10.8, other than those arising under paragraphs (c) and (d), which shall remain in effect for the Earn-Out Period.

                  (F) BREACH BY BUYER.

                  (1) If at any time, BUYER shall have materially breached (an "ALLEGED BREACH") the covenants set forth in this Section 10.8 (the "MANAGEMENT COVENANTS"), the Manager may deliver to the attention of the CEO a Notice of Alleged Breach, such notice to be given in accordance with Section 18.5 of this Agreement. For purposes of this Agreement, a "NOTICE OF ALLEGED BREACH" means a written notice that sets forth in reasonable detail the facts and circumstances upon which the allegation of a breach of the Management Covenants are based.

                  (2) After receipt of a Notice of Alleged Breach, BUYER shall cure as promptly as possible, but in no event more than thirty (30) days after receipt of the Notice of Alleged Breach, the Alleged Breach (such period, the "CURE PERIOD"). If after such Cure Period, the Alleged Breach has not been cured, the Stockholder Representatives shall be entitled to make a claim for release to the Company Stockholders of all of the then Escrowed Shares and Earn-Out Shares under the Contingency Escrow Agreement (other than any Indemnity Shares or Second Indemnity Shares, as defined therein) according to the procedures set forth therein.

         10.9. EMPLOYEE BENEFIT MATTERS. BUYER agrees to honor, or cause the Surviving Corporation to honor, the Employee Benefit Plans pursuant to their terms, subject to the ability to amend or terminate such Plans if permitted to do so pursuant to their terms. BUYER agrees that from the Effective Time through the end of the Earn-Out Period it shall, or shall cause the Surviving Corporation to, provide to employees of the Surviving Corporation and its Subsidiaries employee benefit plan benefits substantially comparable in the aggregate to the benefits of the Employee Benefit Plans as in effect for such employees as of the date hereof. Also, BUYER shall and shall cause the Surviving Corporation to:

                  (1) recognize the service with the Company prior to the Effective Time of the Company's employees as of the Effective Time for purposes of eligibility, vesting and level of benefits (but not benefit accrual, with respect to defined benefit plans) under each Employee Benefit Plan (or any plan adopted in substitution for such Employee Benefit Plan) to the extent such service was recognized under such Employee Benefit Plan prior to the Effective Time,

                  (2) use their reasonable best efforts to cause the Company's employees as of the Effective Time to be given credit for (i) otherwise qualifying expenses incurred by such employees prior to the Effective Time but during the plan year of any BUYER group health plan in which the Effective Time occurs against any deductible or co-payment requirements of such group health plan and (ii) elimination periods requirements if and to the extent satisfied by such employees under an analogous Company Employee Benefit Plan, and

                  (3) use their reasonable best efforts to limit application of any pre-existing condition exclusion which would otherwise be applicable to an employee on or after the Effective Time under a BUYER group health plan to the same extent, if any, applicable under the analogous Company Employee Benefit Plan.

         BUYER shall not be in violation of this Section to the extent its compliance with the foregoing obligations is frustrated by reason of any of the Manager's actions pursuant to the management covenants of Section 10.8.

         10.10. RETENTION PLAN. Immediately prior to the Effective Time, BUYER shall adopt the Retention Plan (as defined in Section 12.7 and make the scheduled Awards thereunder).

         11. MUTUAL CONDITIONS TO THE PARTIES' OBLIGATIONS. The parties' obligations to consummate the Merger are subject to the satisfaction (or waiver by the Company or BUYER, each in its sole discretion) of each of the conditions set forth in this Section on or before the Closing Date. If the Merger is consummated, such conditions will conclusively be deemed to have been satisfied or waived.

         11.1. NO INJUNCTIONS OR RESTRAINTS. No temporary restraining order, preliminary or permanent injunction, or other order issued by any court of competent jurisdiction, or other legal restraint or prohibition preventing the consummation of the Merger, will be in effect, and no petition or request by any governmental authority or agency for any such injunction or other order will be pending.

         11.2. APPROVAL BY STOCKHOLDERS. The Company Stockholders shall have authorized and approved this Agreement, the Merger and the transactions contemplated hereby as required by the TBCA.

         11.3. GOVERNMENTAL CONSENTS. All consents, approvals, orders or clearances of any governmental authority (including any approvals or clearances under the HSR Act), the granting of which is required for the consummation of the transactions contemplated by this Agreement, shall have been obtained, and all waiting periods specified under applicable law, the expiration of which is necessary for such consummation, shall have passed, except for such consents, approvals, orders or clearances (other than under the HSR Act), and the expiration of such waiting periods (other than under the HSR Act), as would not have individually or in the aggregate, a Material Adverse Effect on BUYER or the Company.

         11.4. NASDAQ LISTING. The shares of BUYER Common Stock into which shares of Company Common Stock will be converted in the Merger will have been authorized for listing, subject to official notice of issuance, on Nasdaq or such other exchange or automated quotation system on which the BUYER Common Stock is then listed or quoted.

         11.5. FORM S-4. The Form S-4 shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Form S-4 shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

         12. CONDITIONS TO THE COMPANY'S OBLIGATIONS. The obligations of the Company to consummate the Merger are subject to the satisfaction (or waiver by the Company, in its sole discretion) of each of the conditions set forth in this Section on or before the Closing Date. If the Merger is consummated, such conditions will conclusively be deemed to have been satisfied or waived.

         12.1. REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by BUYER and/or Merger Sub in or pursuant to this Agreement or in any statement, certificate, or other document delivered to the Company in connection with this Agreement, the Merger, or any of the other transactions contemplated hereby will have been true and correct in all material respects (or in the case of matters qualified either by materiality or Material Adverse Effect, in all respects) when made and (after taking into account any supplement to or amendment of this Agreement or any such statement, certificate or other document required to correct any information therein that is or has become inaccurate) will be true and correct in all material respects at and as of the Closing, except that representations and warranties that speak as of a specified date shall be so true and correct as of such date.

         12.2. COMPLIANCE WITH AGREEMENT. BUYER and Merger Sub will have performed and complied in all material respects with all of their respective obligations under this Agreement to be performed or complied with by them before or at the Closing, including without limitation the execution and delivery of all documents to be executed and delivered by any of them in connection with this Agreement and/or the consummation of the Merger and the other transactions contemplated hereby.

         12.3. CLOSING CERTIFICATE. An executive officer of each of BUYER and Merger Sub will have executed and delivered to the Company, at and as of the Closing, certificates (without qualification as to knowledge or materiality) certifying that the conditions referred to in Sections 12.1 and 12.2 have been satisfied.

         12.4. NO MATERIAL CHANGE. Since the date hereof, there shall not have occurred any Material Adverse Effect on BUYER; PROVIDED HOWEVER, for the purposes of this Section 12.4, a Material Adverse Effect on BUYER shall not be deemed to have resulted solely from a decrease in the trading price of BUYER Common Stock as reported on Nasdaq or such other exchange or automated quotation system on which the BUYER Common Stock is then listed or quoted.

         12.5. REGISTRATION RIGHTS AGREEMENT. BUYER shall have entered into a Registration Rights Agreement in the form attached as Exhibit 12.5 (the "REGISTRATION RIGHTS AGREEMENT").

         12.6. TAX OPINION. The Company shall have received an opinion of Wachtell, Lipton, Rosen & Katz, special counsel to the Company, dated the Closing Date, substantially to the effect that (i) the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code and (ii) no gain or loss will be recognized by stockholders of the Company who exchange all of their Company Common Stock solely for BUYER Common Stock pursuant to the Merger, except with respect to cash, if any, received in lieu of a fractional share interest in BUYER Common Stock. In rendering its opinion, such counsel shall be entitled to require and rely upon reasonable and customary representations contained in certificates of the officers of the Company, BUYER and Merger Sub.

         12.7. RETENTION PLAN. BUYER shall have (i) adopted the 2000 Retention Plan attached as EXHIBIT 12.7 hereto (the "RETENTION PLAN") and (ii) issued Award Agreements thereunder to the employees listed on Section 12.7 of the BUYER and Merger Sub Disclosure Schedule.

         12.8. ESCROW AGREEMENTS. The BUYER shall have entered into the Escrow Agreements.

         13. CONDITIONS TO BUYER'S AND MERGER SUB'S OBLIGATIONS. The obligations of each of BUYER and Merger Sub, respectively, to consummate the Merger are subject to the satisfaction (or waiver by BUYER, in its sole discretion) of each of the conditions set forth in this Section on or before the Closing Date. If the Merger is consummated, such conditions will conclusively be deemed to have been satisfied or waived.

         13.1. REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by the Company in or pursuant to this Agreement or in any statement, certificate, or other document delivered to BUYER in connection with this Agreement, the Merger, or any of the other transactions contemplated hereby will have been true and correct in all material respects (or in the case of matters qualified as to materiality or Material Adverse Effect, in all respects) when made and (after taking into account any supplement to or amendment of this Agreement or any such statement, certificate or other document required to correct any information therein that is or has become inaccurate) will be true and correct in all material respects at and as of the Closing, except that representations and warranties that speak as of a specified date shall be so true and correct as of such date.

         13.2. COMPLIANCE WITH AGREEMENT. The Company will have performed and complied in all material respects with all of their respective obligations under this Agreement to be performed or complied with by them before or at the Closing, including without limitation the execution and delivery of all documents to be executed and delivered by any of them in connection with this Agreement and/or the consummation of the Merger and the other transactions contemplated hereby.

         13.3. CLOSING CERTIFICATE. An executive officer of the Company will have executed and delivered to BUYER, at and as of the Closing, a certificate (without qualification as to knowledge or materiality) certifying that the conditions referred to in Sections 13.1 and 13.2 have been satisfied.

         13.4. NO MATERIAL ADVERSE CHANGE. Since the date hereof, there shall not have been a Material Adverse Effect on the Company.

         13.5. REGISTRATION RIGHTS AGREEMENT. All parties thereto other than BUYER shall have entered into the Registration Rights Agreement.

         13.6. DISSENTING STOCKHOLDERS. Holders of no more than 0.25% of the issued and outstanding Company Common Stock as of the Effective Time shall have elected to, or continue to have contingent rights to, exercise dissenters rights under the TBCA as to such shares.

         13.7. ESCROW AGREEMENTS. All parties thereto other than BUYER shall have entered into the Escrow Agreements.

         13.8. CAPITALIZATION CERTIFICATE. The principal executive officer and the principal financial officer of the Company will have executed and delivered to BUYER, at and as of the Closing Date, a certificate setting forth the information required to be included in Section 6.4 of the Company Disclosure Schedule (such certificate, the "CAPITALIZATION CERTIFICATE"). The Capitalization Certificate shall be deemed to be a representation and warranty of the Company hereunder.

         14. INDEMNIFICATION.

         14.1. INDEMNIFICATION BY BUYER. From and after the Effective Time, subject to the limitations set forth in Section 14.5 hereof, BUYER will indemnify, defend, and hold harmless each of the Company Stockholders and each of their respective directors, officers, employees, representatives, and other Affiliates, from and against any and all Damages (as defined in Section 17.1) related to or arising, directly or indirectly, out of or in connection with any breach by BUYER and/or Merger Sub of any representation, warranty, covenant, agreement, obligation, or undertaking made by BUYER and/or Merger Sub in this Agreement (including any schedule or exhibit hereto), or any other agreement, instrument, certificate, or other document delivered by or on behalf of BUYER and/or Merger Sub in connection with this Agreement, the Merger, or any of the other transactions contemplated hereby. The Stockholder Representatives shall have the ability to enforce these provisions solely on behalf of the Company Stockholders.

         14.2. INDEMNIFICATION BY THE COMPANY. From and after the Effective Time, subject to the limitations set forth in Section 14.5 hereof, the Company, will indemnify, defend and hold harmless BUYER, and each of their respective directors, officers, employees, representatives and other Affiliates, from and against any and all Damages related to or arising, directly or indirectly, out of or in connection with any breach by the Company of any representation, warranty, covenant, agreement, obligation or undertaking made by the Company in this Agreement (including any schedule or exhibit hereto), or any other agreement, instrument, certificate or other document delivered by or on behalf of the Company at or prior to the Closing to effect the transactions contemplated by this Agreement. Without limiting any other rights of BUYER, BUYER shall be entitled to enforce this provision solely pursuant to the terms of the Contingency Escrow Agreement.

         14.3. CLAIMS.

                  (a) In the event that any party hereto (the "INDEMNIFIED PARTY") desires to make a claim against another party hereto (the "INDEMNIFYING PARTY", which term includes all indemnifying parties if more than one) in connection with any third-party litigation, arbitration, action, suit, proceeding, claim or demand at any time instituted against or made upon it for which it may seek indemnification hereunder (a "THIRD-PARTY CLAIM"), the Indemnified Party will promptly notify the Indemnifying Party of such Third-Party Claim and of its claims of indemnification with respect thereto; PROVIDED, that failure to promptly give such notice will not relieve the Indemnifying Party of its indemnification obligations under this Section except to the extent, if any, that the Indemnifying Party has actually been prejudiced thereby.

                  (b) The Indemnifying Party will have the right to assume the defense of the Third-Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party by written notice to the Indemnified Party within twenty days after the Indemnifying Party has received notice of the Third-Party Claim; PROVIDED, HOWEVER, that the Indemnifying Party must conduct the defense of the Third-Party Claim actively and diligently thereafter in order to preserve its rights in this regard; and, PROVIDED, FURTHER, that the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third-Party Claim but the Indemnified Party shall not control the defense thereof.

                  (c) The Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third-Party Claim without the prior consent of the Indemnified Party (which will not be unreasonably withheld or delayed) unless the judgment or proposed settlement (i) includes an unconditional release of all liability of each Indemnified Party with respect to such Third-Party Claim and (ii) involves only the payment of money damages by the Indemnifying Party which are paid in a timely manner and does not impose an injunction or other equitable relief upon the Indemnified Party or require the Indemnified Party to pay any money damages. So long as the Indemnifying Party has assumed and is conducting the defense of the Third-Party Claim in accordance with Section 14.3(b) above, the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third-Party Claim without the prior written consent of the Indemnifying Party (which will not be unreasonably withheld or delayed).

                  (d) In the event the Indemnifying Party fails to assume the defense of the Third-Party Claim in accordance with Section 14.3(b) above, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter in any settlement with respect to, the Third-Party Claim in any manner it reasonably may deem appropriate, PROVIDED such settlement involves only money damages and does not impose an injunction or other equitable relief on the Indemnifying Party or has been consented to by such Indemnifying Party (which will not be unreasonably withheld or delayed) and (ii) the Indemnifying Party will remain responsible for any Damages the Indemnified Party may suffer as a result of such Third-Party Claim to the extent provided in this Article 14.

         14.4. PAYMENT OF CLAIMS. In the event of any bona fide claim for indemnification hereunder, the Indemnified Party will advise the Indemnifying Party that is required to provide indemnification therefor in writing with reasonable specificity of the amount and circumstances surrounding such claim. With respect to liquidated claims, if within thirty (30) days the Indemnifying Party has not contested such claim in writing, the Indemnifying Party will pay and/or the Escrow Agent shall pay, as applicable, the full amount thereof, subject to the limitations set forth in Section 14.5, within ten (10) days after the expiration of such period.

         14.5. LIMITATIONS OF LIABILITY.

                  (a) BASKET. No Indemnifying Party will be required to indemnify an Indemnified Party hereunder until such time as the aggregate amount of Damages for which (i) BUYER and the Surviving Corporation, and their respective directors, officers, employees, representatives, and other Affiliates, on the one hand, or (ii) the Company Stockholders and their respective directors, officers, employees, representatives, and other Affiliates, as the case may be, on the other, are otherwise entitled to indemnification pursuant to this Agreement exceeds $1,000,000.

                  (b) MAXIMUM LIABILITY. The maximum liability of BUYER and the Surviving Corporation, on the one hand, and the Company, on the other hand, under this Article XIV with respect to breaches of the representations and warranties made by such parties (other than with regard to those made under Section 6.13 the remedies for breach are as set forth in Section 2(g) of the Contingency Escrow Agreement) shall not exceed the then-value of the Indemnity Shares (as defined in the Contingency Escrow Agreement).

                  (c) SURVIVAL. All representations and warranties in this Agreement shall survive the Closing and any investigation at any time made by or on behalf of an Indemnified Party and shall expire, and no Indemnifying Party will be liable for any Damages hereunder unless a written claim for indemnification is given by the Indemnified Party to the Indemnifying Party with respect thereto prior to the first anniversary of the Effective Time (the "CUT-OFF DATE"). Notwithstanding the foregoing, (i) liability for Damages resulting from a breach of the representations and warranties contained in
Section 6.13 shall continue (and claims therefor may be made) until the expiration of all applicable statute of limitations relating to any Taxes owed as a result of such breach, and (ii) liability for Damages resulting from a breach of the representations and warranties contained in Section 6.10 and that portion of the Capitalization Certificate setting forth the number of outstanding shares of Company Common Stock and other securities of the Company shall continue (and claims therefor may be made) until December 31, 2002.

                  (d) ADDITIONAL LIMITATIONS ON LIABILITY. The provisions of this Section shall not be applicable in the event that the Merger is not consummated, PROVIDED, that in the event that this Agreement is terminated due to a breach hereof by a party hereto of its respective representations, warranties or covenants, the non-breaching party shall be entitled to seek to recover its actual damages in connection with such breach (but not special, consequential or punitive damages, other than in the case of fraud), and nothing in this Section shall otherwise limit such remedies, if any.

                  (e) EXCLUSIVE REMEDIES.

                      (i) If the Merger is consummated,  the provisions of this
Article XIV will be the sole and exclusive basis for the assertion of claims against, and/or the imposition of liability on, any party hereto in connection with this Agreement and/or the transactions contemplated hereby, whether based in contract, tort, statute or otherwise.

                      (ii) If the Merger is consummated, the Company Stockholders' sole and exclusive remedy in the event of a breach of any of the covenants of BUYER set forth in Section 10.8 after the Effective Time shall be that set forth in the Escrow Agreement.

         15. STOCKHOLDER REPRESENTATIVES.

                  (a) APPOINTMENT OF STOCKHOLDERS' REPRESENTATIVE. The Company and, by virtue of their approval of this Agreement, the Company Stockholders, hereby constitute and appoint, effective from and after the date hereof Anousheh Ansari and John C. Phelan, as their respective agents and attorneys-in-fact (together, the "STOCKHOLDER REPRESENTATIVES") to act as Stockholder Representatives under this Agreement and the Contingency Escrow Agreement in accordance with the terms of this Section 15. In the event of the resignation, death or incapacity of either of the Stockholder Representatives, a successor Stockholder Representative shall thereafter be appointed by an instrument in writing signed by such successor Stockholder Representative and by the remaining Stockholder Representative, and such appointment shall become effective as to any such successor Stockholder Representative when a copy of such instrument shall have been delivered to BUYER and the Escrow Agent.

                  (b) AUTHORITY. The Stockholder Representatives are, and each of them acting alone is, hereby fully authorized to:

                      (i) receive all notices or other documents given or to be given to the Company by BUYER under this Agreement;

                      (ii) receive and accept service of legal process in connection with any Claim or other proceeding against the Company or the Company Stockholders arising under this Agreement in respect of the Escrowed Shares and Earn-Out Shares;

                      (iii) undertake, compromise, defend and settle any such suit or proceeding;

                      (iv) execute and deliver all agreements, certificates and documents required or deemed appropriate by the Stockholder Representatives in connection with any of the transactions contemplated by this Agreement (including, without limitation, one or more blank stock powers relating to the transfer of any Escrowed Shares and Earn-Out Shares);

                      (v) engage special counsel, accountants and other advisors and incur such other expenses on behalf of the Company Stockholders in connection with any matter arising under this Agreement as the Stockholder Representative deems appropriate;

                      (vi) retain and liquidate any Escrowed Shares and Earn-Out Shares to which the Company Stockholders are entitled and apply the proceeds thereof to the payment of (or reimbursement of the Stockholder Representatives for) expenses and liabilities for which the Stockholder Representatives may incur pursuant to this Section 15; and

                      (vii) take such other action as such Stockholder Representatives may deem appropriate, including, without limitation:

                            (A) agreeing to any modification or amendment of the Contingency Escrow Agreement and executing and delivering an agreement of such modification or amendment;

                            (B) taking any actions required or permitted under the Contingency Escrow Agreement to protect or enforce the rights of the Company Stockholders thereunder to the Escrowed Shares and Earn-Out Shares; and

                            (C) all such other matters as the Stockholder Representatives may deem necessary or appropriate to carry out the intents and purposes of this Agreement and the Contingency Escrow Agreement.

                  (c) EXTENT AND SURVIVAL OF AUTHORITY. The appointment of the Stockholder Representatives is an agency coupled with an interest and is irrevocable and any action taken by a Stockholder Representative pursuant to the authority granted in this Section 15 shall be effective and absolutely binding on the Company Stockholders notwithstanding any contrary action of or direction from the Company Stockholders, except for actions or omissions of the Stockholder Representatives constituting willful misconduct or gross negligence.

                  (d) REIMBURSEMENT OF EXPENSES; INDEMNITY. The Stockholder Representatives shall receive no compensation for services as Stockholder Representatives, but shall receive reimbursement from, and be indemnified and held harmless by, the Company Stockholders, for any and all expenses, charges, claims and liabilities, including, but not limited to, reasonable attorneys' fees, incurred by the Stockholder Representatives in the performance or discharge of his or her duties pursuant to this Section 15. Unless the Company Stockholders pay all such expenses, charges and liabilities upon demand by the Stockholder Representatives, the Stockholder Representatives shall have no obligation to incur such expenses, charges or liabilities, or to continue to perform any duties hereunder.

         16. TERMINATION.

                  (a) This Agreement may be terminated at any time before the Effective Time:

                      (i) by mutual agreement of BUYER and the Company;

                      (ii) by BUYER, in the event of a material breach by the Company of any representation, warranty or agreement contained herein which has not been cured or is not curable within fifteen (15) days after notice thereof to the breaching party; or

                      (iii) by the Company, in the event of a material breach by BUYER of any representation, warranty or agreement contained herein which has not been cured or is not curable within fifteen (15) days after notice thereof to the breaching party.

                  (b) If (i) any temporary restraining order, preliminary or permanent injunction, or other order issued by any court of competent jurisdiction, or other binding legal restraint or prohibition preventing the consummation of the Merger is in effect and is final and non-appealable at any time in effect for a period of more than 20 consecutive days, or (ii) the Closing does not occur on or before May 31, 2001 then either BUYER or the Company may terminate this Agreement by delivering written notice to the other at any time after the close of business on date such termination right arises hereunder, PROVIDED in the case of a termination under clause (ii) above, that such failure to close is not the result of a breach of this Agreement by the terminating party (including, in the case of any such termination by BUYER, any breach by Merger Sub).

         17. DEFINITIONS.

         17.1. CERTAIN DEFINED TERMS. As used in this Agreement, the following terms have the following respective meanings:

         "Affiliate" shall mean, with respect to any person or entity, any person or entity that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such person or entity.

         "Closing Date Price Per Share" means the closing sale price (in thousandths) of BUYER Common Stock on Nasdaq for the trading day prior to the Closing Date.

         "Closing Price Per Share" means the average closing sale price (in thousandths) of BUYER Common Stock on Nasdaq for the five (5) trading days up to and including the day that is one trading days prior to the date for which such Closing Price Per Share is determined.

         "Company Stockholder" means any holder of the Company Common Stock as of the Closing Date.

         "Damages" means all damages, losses, claims, demands, actions, causes of action, suits, litigations, arbitrations, liabilities, costs, and expenses, including court costs and the reasonable fees and expenses of legal counsel.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder, as in effect as of the relevant time of reference.

         "Exchange Ratio" means the fraction, rounded to the nearest ten-thousandth, derived by dividing (i) 15,000,000; by (ii) the number of shares of Company Common Stock issued and outstanding as of the Effective Time.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

         "Indebtedness," as applied to any person, means (a) all indebtedness of such person for borrowed money, whether current or funded, or secured or unsecured, (b) all indebtedness of such person for the deferred purchase price of property or services represented by a note or other security, (c) all indebtedness of such person created or arising under any conditional sale or other title retention agreement (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of specific property), (d) all indebtedness of such person secured by a purchase money mortgage or other Lien to secure all or part of the purchase price of property subject to such mortgage or other Lien, (e) all obligations of such person under leases that have been or must be, in accordance with generally accepted accounting principles, recorded as capital leases in respect of which such person is liable as lessee, (f) any liability of such person in respect of banker's acceptances or letters of credit, and (g) all indebtedness referred to in clauses (a), (b), (c), (d), (e), or (f) above that is directly or indirectly guaranteed by such person or which such person has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which such person has otherwise assured a creditor against loss.

         "INTELLECTUAL PROPERTIES" means intellectual property or proprietary rights of any description including without limitation (i) rights in any patent, patent application, copyright, industrial design, URL, domain name, trademark, service mark, logo, trade dress or trade name, (ii) related registrations and applications for registration, (iii) trade secrets, moral rights or publicity rights (iv) inventions, discoveries, improvements, modification, know-how, technique, methodology, writing, work of authorship, design or data that is necessary or useful to design, manufacture, assemble, service, maintain, install, operate, use or test the Product(s) and develop enhanced or new products, whether or not patented, patentable, copyrightable or reduced to practice, including but not limited to any inventions, discoveries, improvements, modification, know-how, technique, methodology, writing, work of authorship, design or data embodied or disclosed in any: (1) computer source codes (human readable format) and object codes (machine readable format); (2) specifications; (3) manufacturing, assembly, test, installation, service and inspection instructions and procedures; (4) engineering, programming, service and maintenance notes and logs; (5) technical, operating and service and maintenance manuals and data; (6) hardware reference manuals; and (7) user documentation, help files or training materials, and (v) goodwill related to any of the foregoing.

         "knowledge," when used to qualify a representation or warranty in this Agreement, has the following meaning: Where a representation or warranty is made to the Company's knowledge, or with a similar qualification, the Company will be deemed to have knowledge of any matter with respect to which any executive officer or director of the Company has actual knowledge or would have knowledge after conducting a reasonable investigation. Where a representation is made to BUYER's or Merger Sub's knowledge or with a similar qualification, BUYER and the Merger Sub will be deemed to have knowledge of any matter with respect to which any executive officer or director of BUYER or Merger Sub, has actual knowledge or would have knowledge after conducting a reasonable investigation.

         "Liens" means any and all liens, claims, mortgages, security interests, charges, encumbrances, and restrictions on transfer of any kind, except, in the case of references to securities, those arising under applicable securities laws solely by reason of the fact that such securities were issued pursuant to exemptions from registration under such securities laws.

         "Material Adverse Effect" means, when used with respect to BUYER or the Company, as the case may be, any event, change or effect that is materially adverse to the business, financial condition or results of operations of BUYER or the Company, as the case may be; PROVIDED, that such term shall not include any event, change or effect arising out of (i) the announcement or consummation of the Merger and the transactions contemplated thereby, or (ii) changes generally affecting the United States economy or the high-technology industry in which the Company and BUYER participate.

         "person" (regardless of whether capitalized) means any natural person, entity, or association, including without limitation any corporation, partnership, limited liability company, government (or agency or subdivision thereof), trust, joint venture, or proprietorship.

         "SEC" means the United States Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder, as in effect as of the relevant time of reference.

         "Subsidiary" or "Subsidiaries" means, with respect to any person, any corporation a majority (by number of votes) of the outstanding shares of any class or classes of which will at the time be owned by such person or by a Subsidiary of such person, if the holders of the shares of such class or classes
(a) are ordinarily, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or persons performing similar functions) of the issuer thereof, even though the right to so vote has been suspended by the happening of such a contingency, or (b) are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the issuer thereof, whether or not the right so to vote exists by reason of the happening of a contingency.

         "Tax" or "Taxes" means any federal, state, local, or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, intangibles, social security, unemployment, disability, payroll, license, employee, or other tax or levy, of any kind whatsoever, including any interest, penalties, or additions to tax in respect of the foregoing.

         "Tax Return" means any return, declaration, report, claim for refund, information return, or other document (including any related or supporting estimates, elections, schedules, statements, or information) filed or required to be filed in connection with the determination, assessment, or collection of any Tax or the administration of any laws, regulations, or administrative requirements relating to any Tax.

         "Treasury Regulation" means the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

         17.2. TERMS DEFINED ELSEWHERE. The following terms are defined herein in the sections identified below:


   TERM                             SECTION                       TERM                         SECTION

Agreement                           Preamble                Employee Benefit Plan               6.14(a)
Alleged Breach                      10.8(f)(1)              Employment Agreements               10.8(a)(1)
Articles of Merger                  1                       Environmental Laws                  6.15(b)
BUYER                               Preamble                EPA                                 6.15(c)
BUYER and Merger Sub                                        ERISA                               6.14(c)
  Disclosure Schedule               7                       Escrow Agent                        3.3(a)
BUYER Common Stock                  7.6                     Escrow Agreements                   3.3(b)
BUYER Exchange Option               4(a)                    Escrowed Shares and
BUYER Material Contracts            7.11                      the Earn-Out Shares               3.3(a)
BUYER's SEC Reports                 7.5                     Form S-4                            6.30
BUYER Stock Plans                   7.6                     Funding Number                      3.3(b)
Capitalization Certificate          13.8                    GAAP                                6.7
CEO                                 10.8                    General Management
CERCLA                              6.15(b)                   Authority                         10.8(a)
Certificate                         3.1                     Hazardous Substances                6.15(c)
Closing                             1                       Incidental Indebtedness             6.11
Closing Date                        1                       Indemnified Party                   14.3(a)
Code                                6.13(a)                 Indemnifying Party                  14.3(a)
Company                             Preamble                IRS                                 6.14(b)
Company Class A Common                                      June 2000 10-Q                      7.5
  Stock                             2.5(a)                  Management Covenants                10.8(f)(1)
Company Class B Common                                      Manager                             10.8(a)
  Stock                             2.5(a)                  Merger                              1
Company Common                                              Merger Sub                          Preamble
  Stock                             2.5(a)                  Most Recent Audited
Company Disclosure                                            Balance Sheet                     6.7
  Schedule                          6                       Most Recent Unaudited
Company Insiders                    10.5                      Balance Sheet                     6.7
Company Intellectual                                        Nasdaq                              8.5
  Properties                        6.10(a)                 Notice of Alleged Breach            10.8(f)(1)
Company Option                      4(a)                    Option Escrow Agreement             3.3(b)
Company Option Plan                 9.18                    Option Escrowed Shares              3.3(b)
Confidentiality Agreement           9.1                     Products                            6.10(m) & 7.15(l)
Confidential Information            6.10(k)                 RCRA                                6.15(b)
Contingency Escrow                                          Registration Rights Agreement       12.5
  Agreement                         3.3(a)                  Retention Plan                      12.7
contract                            6.20                    SARA                                6.15(b)
Cure Period                         10.8(f)(2)              September 2000 10-Q                 7.5
Cut-off Date                        14.5(c)                 Stockholder Representatives         15(a)
DGCL                                7.3                     Surviving Corporation               2.1
Deferred Option Shares              4(d)                    TBCA                                1
Dissenting Shares                   2.7                     Third-Party Claim                   14.3(a)
Earn-Out Period                     10.8                    Voting Agreement                    Preamble
Effective Time                      1

         18. GENERAL.

         18.1. COOPERATION. Each of the parties will cooperate with the others and use its reasonable best efforts to prepare all necessary documentation, to effect all necessary filings, and to obtain all necessary permits, consents, approvals, and authorizations of all governmental bodies and other third parties necessary to consummate the transactions contemplated by this Agreement.

         18.2. SURVIVAL OF PROVISIONS. The respective representations and warranties of the Company and of BUYER and Merger Sub shall survive for such periods as set forth in Section 14.5 hereof. Those covenants that contemplate or may involve actions to be taken or obligations in effect after the Effective Time shall survive in accordance with their terms.

         18.3. EXPENSES. Each of the parties will be responsible for and will pay his or its own expenses in connection with the negotiation and preparation of this Agreement and the consummation of the Merger and the other transactions contemplated hereby

         18.4. BENEFITS OF AGREEMENT; NO ASSIGNMENTS; NO THIRD-PARTY BENEFICIARIES.

                  (a) This Agreement will bind and inure to the benefit of the parties hereto and their respective heirs, successors, and permitted assigns.

                  (b) No party will assign any rights or delegate any obligations hereunder without the consent of the other parties, and any attempt to do so will be void.

                  (c) Except for the obligations assumed by BUYER pursuant to
Section 10.7, which may be enforced by the third-party beneficiaries named therein, nothing in this Agreement is intended to or will confer any rights or remedies on any person other than the parties hereto and their respective heirs, successors, and permitted assigns.

         18.5. NOTICES. All notices, requests, payments, instructions, or other documents to be given hereunder will be in writing or by written telecommunication, and will be deemed to have been duly given if (i) delivered personally (effective upon delivery), (ii) mailed by registered or certified mail, return receipt requested, postage prepaid (effective five business days after dispatch), (iii) sent by a reputable, established courier service that guarantees next business day delivery (effective the next business day), or (iv) sent by telecopier followed within 24 hours by confirmation by one of the foregoing methods (effective upon receipt of the telecopy in complete, readable form), addressed as follows (or to such other address as the recipient party may have furnished to the sending party for the purpose pursuant to this Section):

                  (a) If to BUYER, Merger Sub, and/or (after the Effective
Time), the Company to:

                  Sonus Networks, Inc.
                  5 Carlisle Road
                  Westford, MA  01886
                  Attention: President
                             General Counsel

                  Telecopier No.: (978) 392-8182

                  with a copy sent at the same time and by the same means to:

                  David L. Engel, Esq. and
                  Johan V. Brigham, Esq.
                  Bingham Dana LLP
                  150 Federal Street
                  Boston, Massachusetts  02110

                  Telecopier No. (617) 951-8736

                  (b) If to the Company, to the Stockholder Representative at:

                  Anousheh Ansari
                  telecom technologies, inc.
                  1701 North Collins Blvd., Suite 3000
                  Richardson, Texas  75080

                  Telecopier No. (972) 680-6329

                  with a copy sent at the same time and by the same means to:

                  Andrew J. Nussbaum, Esq.
                  Wachtell, Lipton, Rosen & Katz
                  51 West 52nd Street
                  New York, New York  10019

                  Telecopier No. (212) 403-2000

         18.7. COUNTERPARTS. This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered will be an original, but all of which together will constitute one and the same agreement. In pleading or proving this Agreement, it will not be necessary to produce or account for more than one such counterpart.

         18.8. CAPTIONS. The captions of sections or subsections of this Agreement are for reference only and will not affect the interpretation or construction of this Agreement.

         18.9. EQUITABLE RELIEF. Each of the parties hereby acknowledges that any breach by him or it of his or its obligations under this Agreement would cause substantial and irreparable damage to the parties, and that money damages would be an inadequate remedy therefor, and accordingly, acknowledges and agrees that each other party will be entitled to an injunction, specific performance, and/or other equitable relief to prevent the breach of such obligations.

         18.10. CONSTRUCTION. The language used in this Agreement is the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

         18.11. WAIVERS. No waiver of any breach or default hereunder will be valid unless in a writing signed by the waiving party. No failure or other delay by any party exercising any right, power, or privilege hereunder will be or operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.

         18.12. ENTIRE AGREEMENT. This Agreement, together with the exhibits and schedules hereto and the other agreements, instruments, certificates, and other documents referred to herein as having been or to be executed and delivered in connection with the transactions contemplated hereby, contains the entire understanding and agreement among the parties, and supersedes any prior understandings or agreements among them, or between or among any of them, with respect to the subject matter hereof. Notwithstanding the foregoing, the provisions of the Confidentiality Agreement will survive the execution and delivery of this Agreement and the consummation of the Merger.

         18.13. GOVERNING LAW. Except to the extent the TBCA applies, this Agreement will be governed by and interpreted and construed in accordance with the internal laws of the State of Delaware, as applied to contracts under seal made, and entirely to be performed, within the State of Delaware, and without reference to principles of conflicts or choice of laws.

              [THE REST OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

         Executed and delivered under seal as of the date first above written.


SONUS:                                      SONUS NETWORKS, INC.

                                            /s/ Hassan Ahmed
                                            ------------------------------
                                               Name:
                                               Title:


MERGER SUB:                                 STORM MERGER SUB, INC.


                                            By /s/ Hassan Ahmed
                                               ---------------------------
                                               Name:
                                               Title:


COMPANY:                                    telecom technologies, inc.


                                            By /s/ Anousheh Ansari
                                               ---------------------------
                                               Name:  Anousheh Ansari
                                               Title: CEO, Chairman